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PROXY STATEMENT 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 26, 2021

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Skyworks Solutions, Inc., to be held at:

Time:	11:00 a.m. PDT
Date:	Wednesday, May 12, 2021
Web:	www.virtualshareholdermeeting.com/SWKS2021

You will be able to attend and participate in the Annual Meeting online at the web address above, where you will be able to listen to the meeting live, submit questions, and vote. We look forward to your participation online or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting online, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, if you are a stockholder of record, we urge you to complete the proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. If you do attend the Annual Meeting online and wish to vote at that time, you may revoke a previously submitted proxy by voting at the meeting.

Sincerely yours,

David J. Aldrich
Chairman of the Board

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date
May 12, 2021 11:00 a.m. PDT	www.virtualshareholdermeeting.com/ SWKS2021	March 18, 2021

Items of Business

1.
To elect eight individuals nominated to serve as directors of the Company with terms expiring at the 2022 Annual Meeting of Stockholders and named in the Proxy Statement;

2.
To ratify the selection by the Company's Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2021;

3.
To approve, on an advisory basis, the compensation of the Company's named executive officers;

4.
To approve the Company's Amended and Restated 2015 Long-Term Incentive Plan;

5.
To consider one stockholder proposal, if properly presented at the Annual Meeting; and

6.
To transact such other business as may properly come before the Annual Meeting.

Your Vote is Important.

To ensure your representation at the Annual Meeting, please submit your proxy or voting instructions as soon as possible by using any of the following methods, as described in greater detail on your proxy card or voter instruction form.

Internet	Phone	Mail

The accompanying Proxy Statement includes further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting, and submit questions online during the Annual Meeting.
A complete list of registered stockholders will be available for examination during the Annual Meeting at
 www.virtualshareholdermeeting.com/SWKS2021.

By Order of the Board of Directors,

Robert J. Terry
Senior Vice President, General Counsel and Secretary
Irvine, California • March 26, 2021

PROXY STATEMENT 2021

PROXY STATEMENT 2021

PROXY STATEMENT SUMMARY

This summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in advance of the 2021 Annual Meeting of Stockholders, and we encourage you to read the entire Proxy Statement before voting your shares.

2021 Annual Meeting of Stockholders

Date and Time	Location	Record Date
May 12, 2021 11:00 a.m. PDT	www.virtualshareholdermeeting.com/SWKS2021	March 18, 2021

Matters to be Voted Upon

Your vote is very important to us. Please cast your vote on all of the proposals to ensure that your shares are represented.

Proposal		Required Vote for Approval	Board Recommendation	See Page
1.	Election of Directors	For each director, majority of votes cast	FOR Each Nominee	8
2.	Ratification of Appointment of KPMG LLP	Majority of votes present and entitled to vote	FOR	24
3.	Advisory Vote to Approve Compensation of Named Executive Officers	Majority of votes present and entitled to vote	FOR	27
4.	Approve Amended and Restated 2015 Long- Term Incentive Plan	Majority of votes present and entitled to vote	FOR	59
5.	One stockholder proposal, if properly presented at the Annual Meeting	Majority of votes present and entitled to vote	Neutral	73

Proxy Statement    |   Page 1

GENERAL INFORMATION

Q.  How do we refer to Skyworks in this Proxy Statement?

  The terms "Skyworks," "the Company," "we," "us," and "our" refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

Q.  When and where is our Annual Meeting?

  The Annual Meeting will be held on Wednesday, May 12, 2021, at 11:00 a.m. Pacific Daylight Time. The Annual Meeting will be held in a virtual format. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2021. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q.  What is the purpose of the Annual Meeting?

  At the Annual Meeting, stockholders will consider and vote on the following matters:

  •
  Proposal 1:    The election of the eight nominees named in this Proxy Statement to our Board of Directors to serve until the 2022 Annual Meeting of Stockholders.
  •
  Proposal 2:    The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 1, 2021 ("fiscal year 2021").
  •
  Proposal 3:    The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under

    "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.

  •
  Proposal 4:    The approval of the Company's Amended and Restated 2015 Long-Term Incentive Plan.
  •
  Proposal 5:    A non-binding stockholder proposal regarding supermajority voting provisions, if properly presented at the Annual Meeting.

  The stockholders will also act on any other business that may properly come before the meeting.

Q.  What is included in our proxy materials?

  The Company's Annual Report, which includes financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" for the fiscal year ended October 2, 2020 ("fiscal year 2020"), accompanies this Proxy Statement. This Proxy Statement and form of proxy, and/or notice of access thereto, are being first mailed to stockholders on or about March 26, 2021. The Proxy Statement and the Company's Annual Report are available at www.skyworksinc.com/annualreport.

Q.  Who can vote at our Annual Meeting?

  Only stockholders of record at the close of business on March 18, 2021 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 165,088,091 shares of Skyworks' common stock issued and outstanding. Pursuant to Skyworks' Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

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Q.  Is my vote important?

  Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.

Q.  How do I vote if I am a stockholder of record?

  As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting online: (a) by completing and submitting your proxy via the Internet at the website address listed on the proxy card, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose. If you attend the Annual Meeting online, you may vote online at the Annual Meeting even if you have previously submitted your proxy by mail or telephone, or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere virtual attendance at the meeting without voting will not have that result).

Q.  How do I vote if I am a beneficial owner of shares held in "street name"?

  If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a "nominee," and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in "street name." As the beneficial owner of your "street name" shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your "street name" shares.

Q.  How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

  If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the "401(k) Plan"), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Q.  Can I change my vote after I have voted?

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting online and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's executive offices at Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, Attention: Secretary, before the taking of the vote at the Annual Meeting. If you vote your shares over the Internet prior to the Annual Meeting, only your latest Internet vote submitted prior to the Annual Meeting will be counted at the Annual Meeting.

Q.  How do I virtually attend the Annual Meeting?

  You are invited to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2021,

Proxy Statement    |   Page 3

  where you will be able to listen to the meeting live, submit questions, and vote. The meeting will begin at 11:00 a.m. Pacific Daylight Time. In order to participate in the meeting, you will need the multi-digit number included in your proxy card, voter instruction form, or notice. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/SWKS2021.

  Online check-in will begin at 10:45 a.m. Pacific Daylight Time on May 12, 2021, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:45 a.m. Pacific Daylight Time on May 12, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, please call the phone number that will be listed at that time at www.virtualshareholdermeeting.com/SWKS2021.

Q.  If I vote by proxy, how will my vote be cast?

  The persons named as attorneys-in-fact in this Proxy Statement, Liam K. Griffin and Robert J. Terry, were selected by the Board of Directors and are officers of the Company. As attorneys-in-fact, Messrs. Griffin and Terry will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.

Q.  How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

  If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares as recommended by the Board of Directors.

  If your shares are held in "street name," your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to "discretionary" matters, as described below, but will not be permitted to vote the shares with respect to "non-discretionary" matters. If you beneficially own shares that are held in "street name" by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating, and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).

  If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan will not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Daylight Time on May 7, 2021, unless otherwise required by law.

Page 4    |   Proxy Statement

Q.  What is a "broker non-vote"?

  A "broker non-vote" occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular "discretionary" matter) but does not indicate a vote "FOR" a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has "discretionary" authority on the proposal but chooses not to exercise it. "Broker non-votes" are not counted to determine the number of votes present for the particular proposal, nor are they counted as votes "FOR" or "AGAINST" the proposal in question or as abstentions. We count "broker non-votes" for the purpose of determining a quorum for the Annual Meeting. If your shares are held in "street name" by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Q.  What vote is required for each matter?

  Election of Directors.    Pursuant to the Company's By-laws, a nominee will be elected to the Board of Directors if the votes cast "FOR" the nominee's election at the Annual Meeting exceed the votes cast "AGAINST" the nominee's election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and "broker non-votes" will not count as votes "FOR" or "AGAINST." If the shares you own are held in "street name," your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Proposal 1 is not considered to be a "discretionary" matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposal 1.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have "discretionary" authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may still vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of "ABSTAIN" will have the same effect as a vote of "AGAINST."

Say-on-Pay Vote; Approval of Amended and Restated 2015 Long-Term Incentive Plan; Stockholder Proposal.    The affirmative vote of a majority of the shares present online, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposals 3, 4, and 5. Proposals 3, 4, and 5 are not considered to be "discretionary" matters for certain brokers. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposals 3, 4, and 5. Votes that are marked "ABSTAIN" are counted as present and entitled to vote with respect to Proposals 3, 4, and 5 and will have the same impact as a vote that is marked "AGAINST" for purposes of Proposals 3, 4, and 5.

Proxy Statement    |   Page 5

Q.  How does the Board of Directors recommend that I vote?

  The Board of Directors recommends that you vote:

  FOR the election of each of the eight director nominees (Proposal 1).

  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2021 (Proposal 2).

  FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).

  FOR the approval of the Company's Amended and Restated 2015 Long-Term Incentive Plan (Proposal 4).

  The Board of Directors makes no recommendation regarding how you vote on the approval, on a non-binding basis, of a stockholder proposal regarding supermajority voting provisions (Proposal 5).

Q.  How will the votes cast at our Annual Meeting be counted?

  Broadridge Financial Solutions, Inc., and our independent inspector of elections will tabulate the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

Q.  Where can I find the voting results of our Annual Meeting?

  We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "SEC") within four business days after the end of our Annual Meeting and will be posted on our website.

Q.  Will my vote be kept confidential?

  Yes. We will keep your vote confidential unless (1) we are required by law to disclose your vote (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.

Q.  What is the quorum requirement for our Annual Meeting?

  The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. Shares that abstain from voting on any proposal and "broker non-votes" will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a "broker non-vote" occurs with respect to any shares of the Company's common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

Q.  How do I submit a question at the Annual Meeting?

  If you wish to submit a question, beginning at 10:45 a.m. Pacific Daylight Time on May 12, 2021, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/SWKS2021, type your question into the "Submit a Question" field, and click "Submit." Our virtual meeting will

Page 6    |   Proxy Statement

  be governed by our Annual Meeting Rules of Conduct which will include rules on permissible topics for stockholder questions and will be posted at www.virtualshareholdermeeting.com/SWKS2021. Questions received from stockholders during the virtual Annual Meeting that are deemed appropriate under our Annual Meeting Rules of Conduct will be posted, along with the Company's responses, on the Investor Relations portion of the Company's website at www.skyworksinc.com as soon as practicable following the Annual Meeting.

Q.  When will Skyworks next hold an advisory vote on the frequency of "say-on-pay" votes?

  Skyworks currently conducts an annual "say-on-pay" vote. The next advisory vote on the frequency of "say-on-pay" votes is expected to be held at our 2023 Annual Meeting of Stockholders.

Q.  What is "householding"?

  Some brokers (or other nominees) may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-3433. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

Proxy Statement    |   Page 7

PROPOSAL 1:

ELECTION OF DIRECTORS

Under this Proposal 1, you are being asked to consider eight nominees for election to our Board of Directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage, or adoption to any other director, nominee, or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

David J. Aldrich, age 64, the current Chairman of the Board, has served as a director since 2000 and is not a director nominee up for reelection at the Annual Meeting. As a result, the number of directors constituting the Board of Directors will be reduced from nine (9) to eight (8) effective upon the election of directors at the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.

The following table lists the eight nominees for election as directors, the year such nominees were first elected as directors of the Company, and their Board committee memberships as of March 18, 2021. The table also lists the number of meetings held by each committee during fiscal year 2020.

	Director		Committee Memberships

Name	Since	Independent	AC	CC	NCGC
Alan S. Batey	2019	•			•
Kevin L. Beebe	2004	•			C
Timothy R. Furey	1998	•	•		•
Liam K. Griffin	2016
Christine King	2014	•	•	C
David P. McGlade	2005	•	C	•
Robert A. Schriesheim	2006	•	•	•
Kimberly S. Stevenson	2018	•			•

Number of Meetings			7	5	3

"AC" indicates Audit Committee, "CC" indicates Compensation Committee, "NCGC" indicates Nominating and Corporate Governance Committee, and "C" indicates Committee Chair

Page 8    |   Proxy Statement

Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee's business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes, and skills that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment, knowledge of our business and industry, and the willingness to devote the time needed to be an effective director.

Majority Vote Standard for Election of Directors

A nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the number of votes cast "FOR" such nominee's election exceeds the number of votes cast "AGAINST" the nominee's election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election. The election of directors at this Annual Meeting is uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast "FOR" such nominee exceed the number of votes cast "AGAINST" such nominee. As required by our corporate governance guidelines, which are available on the Investor Relations portion of the Company's website at www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board of Directors an irrevocable resignation that would become effective if the votes cast "FOR" such nominee's election do not exceed the votes cast "AGAINST" such nominee's election and our Board of Directors determines to accept his or her resignation. Upon such resignation by a nominee and pursuant to the procedures set forth in the corporate governance guidelines, the Nominating and Corporate Governance Committee will evaluate the best interests of our Company and stockholders and will recommend to our Board of Directors the action to be taken with respect to the resignation. The Board of Directors will then decide whether to accept, reject, or modify the Nominating and Corporate Governance Committee's recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee.

Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors, will be voted "FOR" the election of all eight of the nominees.

Proxy Statement    |   Page 9

Nominees for Election

Christine King, Lead Independent Director	Director since: 2014 • Age: 71

Ms. King has been Lead Independent Director since 2019. She served as Executive Chairman of QLogic Corporation (a publicly traded developer of high-performance server and storage networking connectivity products) from August 2015 until August 2016, when it was acquired by Cavium, Inc. Previously, she served as Chief Executive Officer of Standard Microsystems Corporation (a publicly traded developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies) from 2008 until the company's acquisition in 2012 by Microchip Technology, Inc. Prior to Standard Microsystems, Ms. King was Chief Executive Officer of AMI Semiconductor, Inc., a publicly traded company, from 2001 until it was acquired by ON Semiconductor Corp. in 2008.

Qualifications:  We believe that Ms. King's qualifications to serve as a director include her extensive management and operational experience in the high-tech and semiconductor industries as well as her significant strategic and financial expertise.

Committee(s)

•

Audit

•

Compensation (Chair)

Other Public Company Boards

Current

•

IDACORP,  Inc.

•

Allegro MicroSystems, Inc.

Past 5 Years

•

Cirrus Logic, Inc. (until 2018)

•

QLogic Corporation
(until 2016)

Liam K. Griffin, President and Chief Executive Officer	Director since: 2016 • Age: 54

Prior to his appointment as Chief Executive Officer and to the Board of Directors in May 2016, Mr. Griffin had served as President of the Company since May 2014. He served as Executive Vice President and Corporate General Manager from November 2012 to May 2014, Executive Vice President and General Manager, High Performance Analog from May 2011 to November 2012, and Senior Vice President, Sales and Marketing from August 2001 to May 2011. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001 and as Vice President of North American Sales from 1995 to 1997.

Qualifications:  We believe that Mr. Griffin's qualifications to serve as a director include his strong relationships with Skyworks' key customers, investors, employees, and other stakeholders, as well as a deep understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks.

Committee(s) • None Other Public Company Boards Current • National Instruments Corporation Past 5 Years • Vicor Corporation (until 2019)

Alan S. Batey	Director since: 2019 • Age: 58

Mr. Batey served as Executive Vice President and President of North America for General Motors Company (a publicly traded automotive manufacturer), as well as the Global Brand Chief for Chevrolet, a division of General Motors Company, from 2014 until 2019. His career spans more than 39 years with General Motors where he held various senior management positions in operations, marketing, and sales around the world.

Qualifications:  We believe that Mr. Batey's qualifications to serve as a director include his extensive senior management experience at General Motors, where he developed expertise on a broad set of complex strategic, operational, and technological matters involving the automotive industry, an industry that is expected to be a growth market for the Company.

Committee(s) • Nominating and Corporate Governance Other Public Company Boards Current • None Past 5 Years • None

Page 10    |   Proxy Statement

Kevin L. Beebe	Director since: 2004 • Age: 62

Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial, and operational advice to private equity investors and management) since 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management (a private equity firm based in Washington, D.C.). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation (a telecommunications services company).

Qualifications:  We believe that Mr. Beebe's qualifications to serve as a director include his two decades of experience as an operating executive in the wireless telecommunications industry as well as his experience and relationships gained from advising leading private equity firms that are transacting business in the global capital markets.

Committee(s)

•

Nominating and Corporate Governance (Chair)

Other Public Company Boards

Current

•

SBA Communications Corporation

•

Frontier Communications Corporation

•

Altimar Acquisition Corporation

•

Altimar Acquisition Corp. II

Past 5 Years

•

NII Holdings, Inc. (until 2019)

Timothy R. Furey	Director since: 1998 • Age: 62

Mr. Furey has been Chief Executive Officer of Integrated Smart Solutions (a provider of cloud-based IoT data analytics and energy management services for global commercial real estate investors and property management firms) since 2020. He also serves as Chairman of the Board of MarketBridge (a provider of digital marketing and predictive analytics solutions for enterprise technology, financial services, and consumer media companies). Mr. Furey founded MarketBridge and served as its Chief Executive Officer from 2000 to 2020. He is also Managing Partner of Decision Technology Group (an advisor and investor in data-driven technology startups).

Qualifications:  We believe that Mr. Furey's qualifications to serve as a director include his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge's clients (many of which are Fortune 1000 companies), which provide him with a broad range of knowledge regarding business operations and growth strategies.

Committee(s) • Audit • Nominating and Corporate Governance Other Public Company Boards Current • None Past 5 Years • None

David P. McGlade	Director since: 2005 • Age: 60

Mr. McGlade serves as Chairman of the Board of Intelsat S.A. (a publicly traded worldwide provider of satellite communication services), a position he has held since April 2013. Mr. McGlade served as Executive Chairman of Intelsat from April 2015 to March 2018, prior to which he served as Chairman and Chief Executive Officer. Mr. McGlade joined Intelsat in April 2005 and was the Deputy Chairman of Intelsat from August 2008 until April 2013. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005.

Qualifications:  We believe that Mr. McGlade's qualifications to serve as a director include his significant operational, strategic, and financial acumen, as well as his knowledge about global capital markets, developed over more than three decades of experience in the telecommunications business.

Committee(s) • Audit (Chair) • Compensation Other Public Company Boards Current • Intelsat S.A. Past 5 Years • None

Proxy Statement    |   Page 11

Robert A. Schriesheim	Director since: 2006 • Age: 60

Mr. Schriesheim currently serves as chairman of Truax Partners LLC (a consulting firm). He served as Executive Vice President and Chief Financial Officer of Sears Holdings Corporation (a publicly traded nationwide retailer) from August 2011 to October 2016. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider).

Qualifications:  We believe that Mr. Schriesheim's qualifications to serve as a director include his extensive knowledge of the capital markets and corporate financial capital structures, his expertise evaluating and structuring merger and acquisition transactions within the technology sector, and his experience gained through leading companies through major strategic and financial corporate transformations.

Committee(s)

•

Audit

•

Compensation

Other Public Company Boards

Current

•

Frontier Communications Corporation

•

Houlihan Lokey, Inc.

Past 5 Years

•

Forest City Realty Trust (until 2018)

•

NII Holdings, Inc. (until 2019)

Kimberly S. Stevenson	Director since: 2018 • Age: 58

In January 2020, Ms. Stevenson became Senior Vice President and General Manager, Foundational Data Services Business Unit, at NetApp, Inc. (a publicly traded provider of cloud data services). From February 2019 to January 2020, she was a venture partner at RIDGE-LANE Limited Partners (a strategic advisory and venture development firm). Previously, Ms. Stevenson served as Senior Vice President and General Manager, Data Center Products and Solutions, at Lenovo Group Ltd. (a publicly traded manufacturer of personal computers, data center equipment, smartphones, and tablets) from May 2017 to October 2018. From September 2009 to February 2017, she served as a Corporate Vice President at Intel Corporation (a publicly traded semiconductor designer and manufacturer), holding various positions including Chief Operating Officer for the Client and Internet of Things Businesses and Systems Architecture Group from September 2016 to February 2017, Chief Information Officer from February 2012 to August 2016, and General Manager, IT Operations and Services, from September 2009 to January 2012.

Qualifications:  We believe that Ms. Stevenson's qualifications to serve as a director include her extensive senior management experience in the semiconductor and technology industries and her expertise on best practices within information systems and operational risk management.

Committee(s) • Nominating and Corporate Governance Other Public Company Boards Current • Boston Private Financial Holdings, Inc. • Mitek Systems, Inc. Past 5 Years • None

Page 12    |   Proxy Statement

The table below summarizes the key qualifications and attributes relied upon by the Board of Directors in nominating eight of our current directors for election. Marks indicate specific areas of focus or expertise relied on by the Board of Directors. The lack of a mark in a particular area does not necessarily signify a director's lack of qualification or experience in such area.

Proxy Statement    |   Page 13

Corporate Governance

Highlights

The Company has a proven track record of sound and effective corporate governance practices and policies, including those highlighted below.

Corporate Governance Best Practices
Annually Elected Directors	All of our directors are elected annually
Majority Vote Standard	In uncontested elections, directors are elected by a majority of votes cast
Lead Independent Director	Initially established in 2014, the Lead Independent Director role has a robust set of duties set forth in our corporate governance guidelines
Executive Sessions	Our independent directors regularly meet in executive sessions without management, with the Lead Independent Director presiding
Independent Board Committees	All members of the Board's three standing committees are independent directors
Board Refreshment	Our Board has added three new directors in the past six years
Risk Assessment	Our Board and its committees regularly review management's processes for identifying, assessing, and managing risks
Annual Board Assessment	The Nominating and Corporate Governance Committee oversees an annual evaluation of the effectiveness of the Board, each committee, and individual directors
Executive Succession Plan	The Board periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer
No "Poison Pill"	The Board has not adopted a "poison pill"
Stock Ownership Requirements	All directors and executive officers are subject to robust stock ownership requirements
Prohibition on Pledging	We prohibit our directors and employees from pledging Company securities
Special Meeting Right	Our stockholders have the right to call a special meeting of the Company's stockholders
Proxy Access	Eligible stockholders may nominate their own director nominees to be included in the Company's proxy materials
Stockholder Engagement	We regularly conduct outreach to our stockholders to understand their perspectives on governance matters

Board of Director Meetings

The Board of Directors met six (6) times during fiscal year 2020. During fiscal year 2020, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Company's policy with respect to directors' attendance at the Annual Meeting is included in our corporate governance guidelines, which are available on the Investor Relations portion of the Company's website at www.skyworksinc.com. At the 2020 Annual Meeting, each director then in office was in attendance.

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Director Independence

Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market LLC (the "Nasdaq Rules") and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company's Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Alan S. Batey, Kevin L. Beebe, Timothy R. Furey, Christine King, David P. McGlade, Robert A. Schriesheim, and Kimberly S. Stevenson, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable Nasdaq Rules.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company's business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company's business operations, as needed, and to make decisions that are independent of the Company's management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company's stockholders. A copy of the Company's corporate governance guidelines is available on the Investor Relations portion of the Company's website at www.skyworksinc.com.

In accordance with these corporate governance guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2020. The Lead Independent Director served as presiding director for these meetings.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics free of charge through our website at www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to SEC requirements and Nasdaq Rules.

Proxy Statement    |   Page 15

Executive Officer and Director Stock Ownership Requirements

As described in detail below under "Compensation Discussion and Analysis," we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including those Named Executive Officers who are still currently serving as executive officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. All of our Named Executive Officers and directors have met the stock ownership guidelines as of the date hereof (with the exception of Mr. Batey, who is not required to comply with the guidelines until the fifth anniversary of his appointment to the Board of Directors).

Board Leadership Structure

Our Board of Directors selects the Company's Chairman of the Board and Chief Executive Officer in the manner it determines to be in the best interests of the Company at the time. Our current Chairman of the Board, Mr. Aldrich, the former Chief Executive Officer of the Company, has served as the Chairman of the Board since May 2014. Our current Chief Executive Officer, Mr. Griffin, was appointed by our Board of Directors in May 2016 to succeed Mr. Aldrich as Chief Executive Officer and also to serve as a director. In May 2014, at the time of Mr. Aldrich's appointment as Chairman of the Board, our Board of Directors also first appointed an independent director within the meaning of applicable Nasdaq Rules (see above under "Director Independence") to serve as the Lead Independent Director. Ms. King was appointed in May 2019 to be the current Lead Independent Director.

The duties of the Lead Independent Director, as set forth in our corporate governance guidelines, include the following:

•
presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•
calling meetings of the independent directors, as he or she deems appropriate, and assuring that the independent directors meet independently at least twice each year;
•
providing leadership to the Board of Directors if circumstances arise in which the Chairman of the Board may be, or may be perceived to be, in conflict with the interests of the Company and its stockholders with regard to a particular matter;
•
facilitating communications and serving as a liaison, when necessary, between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;
•
consulting with the Chairman of the Board in the preparation of the schedules, agendas, and information provided to the Board of Directors for each meeting, and ensuring that there is sufficient time at each meeting for discussion of all agenda items;
•
retaining independent advisors on behalf of the Board of Directors as the Board of Directors or the independent directors may deem necessary or appropriate; and
•
being available for consultation and direct communication upon the reasonable request of major stockholders.

The Board believes our current leadership structure is appropriate and that the duties of the Lead Independent Director appropriately and effectively complement the duties of the Chairman of the Board.

Page 16    |   Proxy Statement

Stockholder Engagement

Responsiveness to the Company's stockholders is a critical part of our commitment to good corporate governance. As noted in the list of best practices above, we regularly conduct outreach to our stockholders to understand their perspectives on governance matters. Most recently, we engaged in formal stockholder outreach following the 2020 Annual Meeting. We solicited feedback from approximately thirty institutional stockholders representing approximately 53% of the Company's shares outstanding. Institutions representing approximately 38% of the Company's shares outstanding, including twelve of our largest twenty stockholders, responded to our outreach. Specifically, in addition to covering compensation-related topics during our subsequent conversations, as discussed below under "Compensation Discussion and Analysis," we solicited feedback from institutional stockholders on various timely governance and disclosure topics:

•
When asked about the four management proposals at the 2020 Annual Meeting that would have eliminated all remaining supermajority voting provisions in our Restated Certificate of Incorporation, as amended, which we refer to as our Charter, but that had not received sufficient stockholder support, our institutional stockholders generally agreed that the Company had taken sufficient steps to remove the supermajority thresholds in our Charter. They noted that given our efforts, such thresholds did not present a significant governance concern.
•
Many institutional stockholders were supportive of the Company holding a virtual stockholder meeting in 2021, and several expressed a desire that public companies in general continue to hold virtual stockholder meetings in future years, based on those institutions' experience that such meetings have expanded stockholders' ability to participate.
•
Following questions from multiple stockholders regarding board oversight of the Company's corporate responsibility and sustainability, our Board of Directors in February 2021 amended the Company's Nominating and Corporate Governance Committee Charter to specifically include oversight of such issues in the Nominating and Corporate Governance Committee's stewardship, reflecting existing practice.
•
Most of our conversations with institutional stockholders also included discussions regarding board refreshment, environmental and sustainability topics, and human capital management practices.

Our Board of Directors values the opinions expressed by our stockholders and will continue to consider the voting results from stockholder meetings, as well as feedback obtained through our stockholder engagement efforts, when making future decisions regarding corporate governance matters.

Stockholder Communications

Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by letter addressed directly to such individual or individuals at the following address:

c/o Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Secretary

The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company's corporate office to the address specified by such director and the Chairman of the Board.

Proxy Statement    |   Page 17

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

We have established an Audit Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Mr. McGlade (Chairman), Mr. Furey, Ms. King, and Mr. Schriesheim.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company's financial statements, the Company's internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management, and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee's authority are more particularly described in the Company's Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2020. The Audit Committee met seven (7) times during fiscal year 2020.

Audit Committee Financial Expert

The Board of Directors has determined that each of Mr. McGlade (Chairman), Ms. King, and Mr. Schriesheim meets the qualifications of an "audit committee financial expert" under SEC rules and the qualifications of "financial sophistication" under the applicable Nasdaq Rules, and qualifies as "independent" as defined under the applicable Nasdaq Rules.

Compensation Committee

We have established a Compensation Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable Nasdaq Rules, an outside director within the meaning of Section 162(m) of the Internal Revenue Code ("IRC") (solely for purposes of administering any equity awards that may qualify as grandfathered performance-based compensation), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act: Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. The Compensation Committee met five (5) times during fiscal year 2020. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short- and long-term incentive compensation of the Chief Executive Officer, all other executive officers, and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks' equity-based compensation plans. The Compensation Committee's authority to grant equity awards to the Company's executive officers may not be delegated to the Company's

Page 18    |   Proxy Statement

management or others. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company's website at www.skyworksinc.com.

The Compensation Committee has engaged Aon/Radford Consulting ("Aon/Radford") to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable Nasdaq Rules: Mr. Beebe (Chairman), Mr. Batey, Mr. Furey, and Ms. Stevenson. The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2020. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, as well as the evaluation and recommendation of corporate governance policies. The Nominating and Corporate Governance Committee oversees the annual evaluation process for the Board of Directors, each committee, and individual directors, by soliciting from each director his or her assessment of the effectiveness of the Board of Directors, the committees on which he or she serves, and other individual directors. These and other aspects of the Nominating and Corporate Governance Committee's authority are more particularly described in the

Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company's website at www.skyworksinc.com. In February 2021, the Board of Directors amended the Nominating and Corporate Governance Committee Charter to specifically include oversight of matters of corporate responsibility and sustainability, including potential impacts to the Company's business of environmental, social, and governance issues, reflecting existing practice.

Director Nomination Procedures

The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company's stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•
A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, or other disciplines relevant to the business of the Company.
•
A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.
•
The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

o
economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;
o
leadership or substantial achievement in their particular fields;

Proxy Statement    |   Page 19

  o
  demonstrated ability to exercise sound business judgment;
  o
  integrity and high moral and ethical character;
  o
  potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;
  o
  capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;
  o
  ability to work well with others;
  o
  high degree of interest in the business of the Company;
  o
  dedication to the success of the Company;
  o
  commitment to the responsibilities of a director; and
  o
  international business or professional experience.

The committee believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds in order to better inform its decisions. The committee considers age, tenure, gender, race, and ethnicity, in addition to business experience and other specific areas of focus or expertise, in its holistic approach to assessing and identifying director nominees. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable Nasdaq Rules. The Company expects that a director's existing and future commitments will not materially interfere with such director's obligations to the Company. For candidates who are incumbent directors, the committee considers each director's past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. Stockholders who wish to nominate director candidates for election at the 2022 Annual Meeting, but who are not to be included in the Company's proxy materials pursuant to the proxy access provisions in our By-laws, may do so in accordance with the provisions of our By-laws by submitting a written recommendation to the Secretary of the Company at the address below no earlier than the close of business on January 12, 2022, and no later than the close of business on February 11, 2022. In the event that the 2022 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2021 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 120 days prior to the date of the 2022 Annual Meeting and no later than the later of 90 days prior to the 2022 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2022 Annual Meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must

Page 20    |   Proxy Statement

be in writing and must include the following information:

•
name of the stockholder, whether an entity or an individual, making the recommendation;
•
a written statement disclosing such stockholder's beneficial ownership of the Company's capital stock;
•
name of the individual recommended for consideration as a director nominee;
•
a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;
•
a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable Nasdaq Rules;
•
a written statement disclosing the recommended candidate's beneficial ownership of the Company's capital stock; and
•
a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

A stockholder (or a group of up to twenty stockholders) who has owned at least three percent of the Company's outstanding shares of common stock continuously for at least three years, and has complied with the other requirements in the Company's By-laws, may nominate and include in the Company's proxy materials a number of director nominees up to the greater of two individuals or 20% of the Board of Directors. Written notice of a proxy access nomination for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at the address below no earlier than the open of business on December 13, 2021, and no later than the close of business on January 12, 2022. In the event that the 2022 Annual Meeting is held more than thirty (30) days before, or more than sixty (60) days after, the first anniversary of the Company's 2021 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 150 days prior to the date of the 2022 Annual Meeting and no later than the later of 120 days prior to the 2022 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2022 Annual Meeting is first made by the Company.

Written notice of proxy access nominations and written recommendations for nomination may be sent to the General Counsel and Secretary of the Company via U.S. mail or expedited delivery service to:

Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617

Proxy Statement    |   Page 21

Role of the Board of Directors in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management team is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of our management team. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. During fiscal year 2020 specifically, at each meeting of the Board of Directors in or after March 2020, Company management updated the Board of Directors on the impacts of COVID-19 on our business and workforce.

In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks, and acquisitions; our Audit Committee oversees risk management activities related to financial controls, legal and compliance risks, and cybersecurity risk; our Compensation Committee oversees risk management activities relating to our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition as well as matters of corporate responsibility and sustainability. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. For example, the Board of Directors periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer. In

addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

•
The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officers and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.
•
The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under "Compensation Discussion and Analysis"), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year's plan are significant factors used in determining goals for the current year's plan.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of, and during fiscal year 2020 consisted of, Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. No member of this committee was at any time during fiscal year 2020 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, where one of such entity's executive officers served as a director of the Company or a member of the Compensation Committee.

Certain Relationships and Related Person Transactions

Other than compensation agreements and other arrangements described below under "Information About Executive and Director Compensation," since September 28, 2019, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy, which was amended in November 2018, and which sets forth the Company's policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company's policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company's General Counsel and approved by the Audit Committee. In addition, the Company's Code of Business Conduct and Ethics requires that employees discuss with the Company's Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee's ability to act in the best interest of the Company.

Proxy Statement    |   Page 23

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2020, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021.

Representatives of KPMG LLP are expected to attend the Annual Meeting online. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company's independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and stockholders' best interests.

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Audit Fees

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company's 2020 consolidated financial statements contained in the Company's Annual Report on Form 10-K and reviews of the financial statements contained in the Company's Quarterly Reports on Form 10-Q for fiscal year 2020. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2020 ($)	% of Total (%)	Fiscal Year 2019 ($)	% of Total (%)
Audit Fees(1)	2,437,150	95.5	2,315,150	93.1
Tax Fees(2)	115,115	4.5	170,500	6.9
Total Fees	2,552,265	100	2,485,650	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during fiscal years 2020 and 2019. Fiscal year 2020 and 2019 audit fees included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act. Fiscal year 2020 audit fees also included fees for the review of registration statement auditor consents to incorporate by reference prior year financial statement opinions in Form S-8 filings.

(2)
Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $104,615 and $160,000 of the total tax fees for fiscal years 2020 and 2019, respectively.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2020 and our fiscal year ended September 27, 2019 ("fiscal year 2019").

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Skyworks' Board of Directors is responsible for providing independent, objective oversight of Skyworks' accounting functions and internal controls. Five different directors served on the Audit Committee for all or part of fiscal year 2020, each of whom is independent within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company's internal control and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of Skyworks' consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. In addition, the Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's internal controls and for issuing an opinion on the effectiveness thereof. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company's independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2020, results of the internal and external audit examinations, evaluations of the Company's internal controls, and the overall quality of Skyworks' financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures that were received by the committee from such firm.

Based upon the Audit Committee's review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal year 2020, as filed with the SEC.

THE AUDIT COMMITTEE

David P. McGlade, Chairman
Timothy R. Furey
Christine King
Robert A. Schriesheim

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PROPOSAL 3:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY" VOTE)

We are providing our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as described below under "Information About Executive and Director Compensation" pursuant to Section 14A of the Exchange Act. As we describe below under "Compensation Discussion and Analysis," our executive compensation program embodies a pay-for-

performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.

As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors

value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. The next non-binding "say-on-pay" vote is scheduled to be held at our 2022 Annual Meeting of Stockholders.

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INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Summary and Highlights

Financial Highlights from Fiscal Year 2020

Despite the challenges of the COVID-19 pandemic, the Company delivered strong financial results in fiscal year 2020:

•
Achieved net revenue of $3.4 billion
•
Achieved operating margin of 26.6% on a GAAP basis (33.7% on a non-GAAP basis)1
•
Achieved diluted earnings per share of $4.80 on a GAAP basis ($6.13 on a non-GAAP basis)1
•
Generated operating cash flow of $1.2 billion
•
Increased our quarterly dividend from $0.44 per share to $0.50 per share
•
Returned $955 million to stockholders through repurchasing 6.3 million shares of our common stock for $648 million and through payments of $307 million in cash dividends

Throughout the pandemic, we have remained committed to protecting the health of our employees and of the communities in which we operate. As a result, we implemented certain safety measures at our facilities worldwide, including:

•
allowing many employees to work remotely,
•
implementing social distancing, including limiting the number of employees attending meetings,
•
screening employees when entering facilities,
•
enhancing preventative and cleaning protocols, and
•
suspending employee travel.

While some of these measures reduced the overall efficiency of our operations or increased our manufacturing costs, we were better able to safeguard employee health while maintaining key business and manufacturing operations.

Quarterly Dividends: Fiscal Years 2015 – 2020	Repurchases under Stock Repurchase Plans: Fiscal Years 2015 – 2020 ($M)

1
Please see table on page 79 for a full reconciliation of non-GAAP results to GAAP results.

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Driving Long-Term Stockholder Value

The Company's strong long-term performance is demonstrated in our total stockholder return (TSR), which has significantly outperformed relevant benchmarks over the past ten fiscal years, as displayed in the chart below. The TSR chart, which reflects performance through October 2, 2020, the last day of the Company's fiscal year 2020, does not take into account a meaningful subsequent rise in the Company's stock price, which we believe to be the result of the Company capitalizing on accelerating overall demand for wireless connectivity products coupled with the onset of technology transitions toward 5G and Wi-Fi 6 solutions. The closing price of the Company's common stock on the Nasdaq Global Select Market on March 18, 2021, was $174.69 per share, approximately 19% higher than the closing price of $146.83 per share on October 2, 2020.

Total Stockholder Return(1)

(1)
Total stockholder return, for Skyworks and the component companies of the indices, is calculated as share price appreciation plus the cumulative effect of reinvesting cash dividend payments into the respective securities for the one-, three-, and ten-year periods ended October 2, 2020.

Other Accomplishments from Fiscal Year 2020

During fiscal year 2020, we broadened our customer set and expanded our suite of applications. Highlights from the year include:

•
Accelerated ramp of Sky5® platform supporting the next wave of premium 5G smartphones
•
Extended market leadership in Wi-Fi 6 and 6E connectivity
•
Deployed solutions for 5G Massive MIMO and small cell base stations
•
Shipped Sky5® connected-car solutions to leading automotive OEMs
•
Delivered new cognitive wireless audio solutions, powering the leading gaming headsets
•
Supported Tier-1 aerospace and defense OEMs with highly integrated GPS, circulator, and advanced filter solutions
•
Expanded our unique filter solutions, including TC-SAW and BAW

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Our Pay-for-Performance Philosophy

Under our pay-for-performance philosophy, we believe that executive compensation should be strongly aligned with the interests of our long-term stockholders. As a result, a substantial portion of each Named Executive Officer's annual compensation is tied to Company performance and stock price performance. The charts below show the target total direct compensation mix for fiscal year 2020 for our Chief Executive Officer and the average for the other Named Executive Officers, in each case reflecting actual salary, target short-term incentive award, and the grant date fair value of long-term stock-based compensation awards.

Compensation Best Practices

What We Do

Heavily weight executive compensation toward "at risk," performance-based compensation
Balance short-term and long-term incentive compensation
Use multi-year vesting for executive officer equity awards
Base half of annual performance share award on three-year relative TSR performance metric
Maintain robust stock ownership guidelines for executive officers and non-executive directors
Structure our executive officer compensation program to encourage appropriate risk-taking
Benchmark pay practices against selected peer companies with whom we compete for executive talent
Solicit advice from the Compensation Committee's independent compensation consultant
Hold annual "Say-on-Pay" advisory vote
Conduct regular engagement with stockholders on compensation-related topics

What We Don't Do

Guarantee bonus payments or base salary increases
Provide single-trigger change-in-control benefits
Provide excise tax gross-up payments in connection with a change in control of the Company
Provide excessive perquisites to our executive officers
Provide retirement or pension benefits to our executive officers that are not available to employees generally
Permit hedging or other forms of speculative transactions by employees or directors
Permit pledging by employees or directors
Allow for the repricing of stock options without stockholder approval
Pay dividends or dividend equivalents on unearned performance shares or restricted stock units
Include "evergreen" provisions or "liberal" change-in-control definitions in our equity incentive award plans

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Compensation Discussion and Analysis

Named Executive Officers

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer, and our three next most highly paid executive officers during fiscal year 2020, as determined under the rules of the SEC. We refer to this group of executive officers as our "Named Executive Officers."

For fiscal year 2020, our Named Executive Officers were:

•
Liam K. Griffin, President and Chief Executive Officer;
•
Kris Sennesael, Senior Vice President and Chief Financial Officer;
•
Carlos S. Bori, Senior Vice President, Sales and Marketing;
•
Robert J. Terry, Senior Vice President, General Counsel and Secretary; and
•
Karilee A. Durham, Senior Vice President, Human Resources.

Approach for Determining Form and Amounts of Compensation

The Compensation Committee, which is described above under "Committees of the Board of Directors," is responsible for determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive Officers, including base salary, short-term incentives, and long-term stock-based incentives, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent and to link the compensation of our Named Executive Officers to improvements in the Company's financial performance and increases in stockholder value.

Compensation Program Objectives

The objectives of our executive compensation program are to attract, retain, and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company's financial performance and increases in stockholder value. Accordingly, the Compensation Committee's goals in establishing our executive compensation program include:

•
ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

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•
providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;
•
providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;
•
providing long-term stock-based compensation that aligns the interest of our executives with stockholders by rewarding them for long-term increases in stockholder value; and
•
ensuring that our executive compensation program is perceived as fundamentally fair to our employees.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford's work for the Compensation Committee has not raised any conflicts of interest. Company management also purchases published compensation and benefits surveys from Aon/Radford, and on occasion engages certain affiliates of Aon/Radford in various jurisdictions for services unrelated to executive compensation and benefits, engagements for which the Company's management has not sought the Compensation Committee's approval. The fees paid to Aon/Radford and its affiliates in fiscal year 2020 for these surveys and additional services did not exceed $120,000.

Use of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and each of the other Named Executive Officers with "Comparator Group" data for each position and uses this comparison data to help inform its review and determination of base salaries, short-term incentives, and long-term stock-based compensation awards, as discussed in further detail below under "Components of Compensation." For fiscal year 2020, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data for a given executive position, the Comparator Group data also included survey data regarding high-technology companies), and (ii) data from the group of 16 publicly traded semiconductor companies listed below. The Company's selected peer group remained unchanged from that used by the Compensation Committee for the prior fiscal year. The peer group includes many business competitors, as well as certain larger semiconductor companies with which the Company competes for executive talent.

Advanced Micro Devices	KLA Corporation	Microchip Technology	Qorvo
Analog Devices	Lam Research	Micron Technology	QUALCOMM
Applied Materials	Marvell Technology	NVIDIA	Texas Instruments
Broadcom	Maxim Integrated Products	ON Semiconductor	Xilinx

The Compensation Committee generally seeks to make decisions regarding each Named Executive Officer's compensation that are competitive within the Comparator Group, with consideration given to the executive's role, responsibility, performance, and length of service. After reviewing the Comparator Group data and considering the input of Aon/Radford, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target, and stock-based

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compensation for each Named Executive Officer for fiscal year 2020. Aon/Radford advised the Compensation Committee that such components of executive compensation for fiscal year 2020 were competitive for chief executive officers and other executive officers at companies of similar size and complexity in the semiconductor industry.

In determining the compensation of our Chief Executive Officer for fiscal year 2020, the Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining and incentivizing a chief executive officer with the strategic, financial, and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer's role relative to the other Named Executive Officers, (iv) input from the full Board of Directors on our Chief Executive Officer's performance, and (v) the length of our Chief Executive Officer's service to the Company. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation.

The Compensation Committee considered the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports. These recommendations were based on an assessment of each individual's responsibilities, experience, performance, and contribution to the Company's performance, and also took into account internal factors such as scope of role and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Components of Compensation

The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, and health and welfare benefits. For fiscal year 2020, the Compensation Committee sought to make decisions that would result in each Named Executive Officer's target total direct compensation being competitive within the Comparator Group, with consideration given to the executive's role, responsibility, performance, and length of service.

Base Salary

The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. In order to provide flexibility in consideration of differences in individual executives' scope of responsibilities, length of service, and performance, the Compensation Committee did not target a specific percentile of the Comparator Group for executive officer salaries; however, the salaries of the executive officers were generally near the median of the Comparator Group. The base salary for fiscal year 2020 for each Named Executive Officer, as reflected in the table below, increased on average 5.8% from the Named Executive Officer's base salary in fiscal year 2019, with increases ranging from 5.0% to 6.1%. Salary increases were based on the market-based salary adjustments recommended by Aon/Radford as well as recommendations by the Chief Executive Officer (for Named Executive Officers other than himself).

	FY2020 Base Salary ($)	FY2019 Base Salary ($)
Liam K. Griffin	1,029,000	980,000
Kris Sennesael	530,000	500,000
Carlos S. Bori	457,000	431,000
Robert J. Terry	473,000	446,000
Karilee A. Durham	432,000	408,000

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Short-Term Incentives

Overview

Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee and is intended to motivate and reward executives by tying a significant portion of their total cash compensation to the Company's achievement of pre-established performance goals that are generally one year or less in duration. The Fiscal Year 2020 Executive Incentive Plan (the "Incentive Plan") adopted by the Compensation Committee on December 17, 2019, was based on the Company's achievement of corporate performance goals established on a semi-annual basis during fiscal year 2020.

The Compensation Committee moved to six-month performance periods for fiscal year 2020, as opposed to an annual performance period as in previous years, as a result of market uncertainty that existed in late 2019 related to the U.S.-China trade war, including restrictions on the Company's ability to do business with Huawei Technology Co., Ltd., and certain of its affiliates (the "Trade War"), and its potential impacts on the Company's financial results for fiscal year 2020. The Compensation Committee concluded that establishing performance goals on a semi-annual basis in light of these uncertainties would best enable the Compensation Committee to establish meaningful and appropriate goals for each half of the year. This approach proved to be particularly appropriate for fiscal year 2020, as the performance goals set by the Compensation Committee for the second performance period, as discussed below, also reflected additional uncertainty in the Company's business outlook that had arisen as a result of the COVID-19 outbreak.

Incentive Opportunities

For each executive officer, short-term incentive compensation at the "target" level is designed to be near the median short-term incentive compensation of the Comparator Group. After reviewing Comparator Group data, the Compensation Committee determined that the target incentive under the Incentive Plan, as a percentage of base salary, for each of the Named Executive Officers should not be increased, as compared to the target incentives under the prior year's short-term incentive plan.

The following table shows the range of short-term incentive compensation that each Named Executive Officer could earn in fiscal year 2020 as a percentage of such executive officer's annual base salary.

	Threshold	Target	Maximum
Chief Executive Officer	80%	160%	320%
Chief Financial Officer	50%	100%	200%
Other Executive Officers	40%	80%	160%

Performance Goals

In December 2019 and May 2020, the Compensation Committee established performance goals for the applicable semi-annual performance period, with each executive eligible to earn up to half of his or her annual short-term incentive compensation with respect to each six-month period. Under the Incentive Plan, any unearned amounts with respect to the first performance period were to be forfeited and could not be earned later based on performance during the second performance period or full-year performance. Payments under the Incentive Plan were based on achieving revenue and non-GAAP EBITDA performance goals, each of which was weighted at 50% for each respective performance period. EBITDA, for purposes of the non-GAAP EBITDA performance goal, was calculated by adding depreciation and amortization to the Company's non-GAAP operating income, as publicly reported in the Company's earnings release for the applicable period.

The target level performance goals were established by the Compensation Committee under the Incentive Plan after reviewing the Company's historical operating results and growth rates as well as the Company's expected future results relative to peers and were designed to require significant effort and operational success on the part of our executives and the Company to achieve them. The maximum level

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performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded. The performance goals established for the second half of fiscal year 2020 were based on the Company's outlook in May 2020 for the remainder of the fiscal year and reflected the significant economic uncertainty associated with the COVID-19 outbreak, including an expectation of revenue for the second half of fiscal year 2020 lower than the Company's original operating plan for the fiscal year.

The performance goals established under the Incentive Plan for fiscal year 2020 were as follows (in millions):

	Revenue		Non-GAAP EBITDA

	1st Half	2nd Half	1st Half	2nd Half
Threshold	$1,400	$1,400	$590	$590
Target	$1,550	$1,550	$665	$640
Maximum	$1,660	$1,600	$720	$690

The Incentive Plan stipulated that payouts to executives following the end of the fiscal year, under either of the performance metrics, were conditioned upon the Company achieving a nominal level of full-year non-GAAP operating income of $500 million. Non-GAAP operating income, for purposes of the Incentive Plan, is based on the Company's publicly disclosed non-GAAP operating income—which is calculated by excluding from GAAP operating income share-based compensation expense; acquisition-related expenses; amortization of acquisition-related intangibles; settlements, gains, losses, and impairments; restructuring-related charges; and certain deferred executive compensation—after accounting for any incentive award payments, including those to be made under the Incentive Plan.

Calculation of Incentive Plan Payments

Under the Incentive Plan, upon completion of the first six months of the fiscal year, the Compensation Committee determined the extent to which the Company's performance goals for the first performance period were attained, reviewed the CEO's recommended payouts under the Incentive Plan, and approved the awards to be made under the Incentive Plan with respect to the first performance period. Upon completion of the fiscal year, the Compensation Committee completed the same process with respect to the second performance period. Payments with respect to the first performance period were capped at 100% of the first half target level attributable to the applicable metric, with amounts over the target level held back and paid after the end of the fiscal year upon certification that the Company had achieved its nominal level of non-GAAP operating income for the fiscal year.

Achievement under the performance goals at the "threshold," "target," or "maximum" level corresponds to payment under the Incentive Plan at the "threshold," "target," or "maximum" percentage, as applicable, with such percentage multiplied by the executive's base salary for the six-month period and then multiplied by the weighting assigned to that performance goal. The payout for achievement under the performance goals between either the "threshold" and "target" levels or the "target" and "maximum" levels would be based on linear interpolation between the two relevant amounts.

Each executive's payment under the Incentive Plan is calculated by evaluating achievement of each performance goal individually, determining the portion of the total eligible incentive payment earned with respect to each such performance goal, and totaling the resulting amounts. The Compensation Committee retained the discretion to make payments, upon consideration of recommendations by the Chief Executive Officer, even if the threshold performance metrics were not met or if the nominal level of non-GAAP operating income was not met or to make payments in excess of the maximum level if the Company's performance exceeded the maximum metrics. While the Compensation Committee believed it was appropriate to retain this discretion in order to make short-term incentive compensation awards in appropriate extraordinary circumstances, no such adjustments were actually made.

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Fiscal Year Results

For the first half of fiscal year 2020, the Company's revenue and non-GAAP EBITDA achieved were $1,662 million and $729 million, respectively, resulting in a short-term compensation award for each Named Executive Officer with respect to such performance period equal to his or her maximum payment level, or 200% of the target payment level. A payment of the target amount was made to each Named Executive Officer in May 2020, with the remainder held back for potential payment following the completion of the fiscal year. For the second half of fiscal year 2020, the Company's revenue and non-GAAP EBITDA achieved were $1,694 million and $728 million, respectively, resulting in a short-term compensation award for each Named Executive Officer with respect to such performance period equal to 200% of his or her target payment level. In November 2020, upon certifying that the nominal level of non-GAAP operating income had been achieved for the fiscal year, the Compensation Committee approved payment of the short-term incentive achieved with respect to the second performance period as well as payment of the remaining portion of the short-term incentive achieved with respect to the first performance period, which had been held back. The Compensation Committee did not exercise discretion, either upward or downward, to executives' payments under the Incentive Plan.

	Revenue		Non-GAAP EBITDA

(in millions)	1st Half	2nd Half	1st Half	2nd Half
Threshold	$1,400	$1,400	$590	$590
Target	$1,550	$1,550	$665	$640
Maximum	$1,660	$1,600	$720	$690
Achieved	$1,662	$1,694	$729	$728

Long-Term Stock-Based Compensation

Overview

The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with those of our stockholders and to reward our executive officers for increases in stockholder value over periods of time greater than one year. It is the Company's practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2020, the Compensation Committee made an annual stock-based compensation award to each of the Named Executive Officers on November 5, 2019, at a regularly scheduled Compensation Committee meeting. At the same meeting, the Compensation Committee also approved the grant of a one-time, non-recurring stock-based compensation award to each of the Named Executive Officers in order to address retention concerns further discussed below and to align the long-term compensation opportunity for each Named Executive Officer with those of peer companies.

Fiscal Year 2020 Stock-Based Compensation Awards

In making annual stock-based compensation awards to executive officers for fiscal year 2020, the Compensation Committee first reviewed the Comparator Group grant data by executive position. The Compensation Committee used that data to inform its determination of a target dollar value for the long-term stock-based award for each executive officer, as set forth in the table below, targeting awards for fiscal year 2020 that were competitive within the Comparator Group. Each executive officer was granted a performance share award ("PSA") and a restricted stock unit ("RSU") award equivalent to sixty percent (60%) and forty percent (40%), respectively, of the dollar value of the executive's fiscal year 2020 stock-based award, calculating the number of shares subject to each award using the fair market value of the Company's common stock on the date of such award and an assumption that the Company would achieve the "target" level of performance required to earn the PSA. The Compensation Committee's rationale for awarding PSAs is to further align the executive's

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interest with those of the Company's stockholders by using equity awards that will vest only if the Company achieves pre-established performance metrics, and we believe the Compensation Committee's decision to award a portion of the PSAs subject to a performance metric measured over a three-year performance period more closely aligns the executive's interests with those of the Company's stockholders.

Name	Value of FY20 Stock-Based Award(1)	Number of Shares Subject to PSAs, at Target(2)	Number of Shares Subject to RSUs(2)
Liam K. Griffin	$10,000,000	60,777	40,518
Kris Sennesael	$3,200,000	19,448	12,965
Carlos S. Bori	$2,700,000	16,410	10,940
Robert J. Terry	$2,600,000	15,802	10,534
Karilee A. Durham	$1,800,000	10,940	7,293

(1)
The grant date fair values of these stock-based awards as disclosed further below in the "Summary Compensation Table" and the "Grants of Plan-Based Awards Table" differ from the values stated above due to the grant date fair value of the PSAs being computed using a Monte Carlo simulation to value the portion of the award related to TSR percentile ranking, in accordance with the provisions of ASC 718.

(2)
Reflects the dollar value of the award, divided by $98.72 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019.

After setting award levels by position and evaluating the Company's business needs for the attraction and retention of executives and employees as well as internal and external circumstances impacting the Company and its employees, the Compensation Committee also reviewed the Comparator Group data to set the aggregate number of shares of the Company's common stock that would be made available for annual equity awards to eligible non-executive employees of the Company, as a percentage of the total number of the outstanding shares of the Company's common stock.

FY20 PSAs

The PSAs granted on November 5, 2019 (the "FY20 PSAs"), have both "performance" and "continued employment" conditions that must be met in order for the executive to receive shares underlying the award.

The "performance" condition of the FY20 PSAs compares the Company's performance under three distinct performance metrics during the applicable performance period against a range of pre-established targets, as follows:

	Percentage of Aggregate Target Level Shares	Performance Period
Target Level Shares with Respect to Emerging Revenue Growth Metric(1)	25%	Fiscal Year 2020
Target Level Shares with Respect to Design Win Metric(2)	25%	Fiscal Year 2020
Target Level Shares with Respect to TSR Percentile Ranking Metric(3)	50%	Fiscal Years 2020-2022

(1)
The emerging revenue growth metric measures the Company's year-over-year revenue growth in certain key product categories, each of which represents an identified growth market for the Company.

(2)
The design win metric measures the success of the Company in achieving specific product design wins with a key customer.

(3)
The total stockholder return, or TSR, percentile ranking metric measures the Company's percentile ranking achieved with respect to its peer group. The peer group for purposes of the TSR percentile ranking metric includes each of the companies in the Philadelphia Semiconductor Index as of November 5, 2019, but excludes any such company that during the three-year performance period is acquired by or merged with (or enters into an agreement to be acquired by or merged with) another entity.

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The specific pre-established targets under the emerging revenue growth and TSR percentile ranking metrics are as follows:

Company Metric(1)	Threshold	Target	Maximum
1-year Emerging Revenue Growth (%)	5.0%	15.0%	30.0%
3-year TSR Percentile Ranking(2)	25th	50th	90th

(1)
Given both the Company's contractual confidentiality obligations and the proprietary nature of the specific goals, the Company cannot publicly disclose the specific threshold, target, and maximum levels of performance established with respect to the design win metric. The Compensation Committee established the design win goals such that performance at the target level would exceed the Company's performance relative to the prior year's performance.

(2)
For the FY20 PSAs related to TSR percentile ranking, the Compensation Committee changed the threshold percentage at which the award begins to become earned—to the 25th percentile from the 40th percentile as in prior years—after reviewing the practices of peer companies.

The number of shares issuable under the FY20 PSAs corresponds to the level of achievement of the performance goals, as follows (subject to linear interpolation for amounts between "threshold" and "target" or "target" and "maximum"):

	Performance Achieved

	Threshold	Target	Maximum
% of Target Level Shares Earned with Respect to Emerging Revenue Growth Metric	50%	100%	200%
% of Target Level Shares Earned with Respect to Design Win Metric	50%	100%	200%
% of Target Level Shares Earned with Respect to TSR Percentile Ranking Metric	50%	100%	300%

The "continued employment" condition of the FY20 PSAs provides that, to the extent that the performance metrics are met, the shares earned under such metrics would vest as follows (provided, in each case, that the executive remains employed by the Company through each such vesting date):

	Anniversary of Grant Date(1)

	One Year	Two Year	Three Year
% of Shares Earned with Respect to Emerging Revenue Growth Metric	50%	50%
% of Shares Earned with Respect to Design Win Metric	50%	50%
% of Shares Earned with Respect to TSR Percentile Ranking Metric			100%

(1)
In the event of termination by reason of death or permanent disability, the holder of an FY20 PSA (or the holder's estate) would receive any earned but unissued shares that would have been issuable thereunder during the remaining term of the award.

During fiscal year 2019, the base period against which fiscal year 2020 emerging revenue performance was measured, the Company achieved revenue in the specified key product categories of $199 million. During fiscal year 2020, the Company achieved revenue in the specified key product categories of $442 million, representing emerging revenue growth of 122%, exceeding the "maximum" level of performance and resulting in achievement with respect to such metric of 200% of the target level of shares. Also during fiscal year 2020, the Company achieved design wins with the specified key customer at a level exceeding the "maximum" level of performance, resulting in achievement with respect to such metric of 200% of the target level of shares. Accordingly, upon the Compensation Committee's certification of the performance results in November 2020, the Company issued 50% of the shares earned by each Named Executive Officer under the FY20 PSAs with respect to the emerging revenue growth and design win performance metrics. The remaining shares earned under such metrics will be issued in November 2021, provided that the Named Executive Officer meets the continued employment condition.

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Outstanding PSAs at the End of Fiscal Year 2020

As summarized in the table below of PSAs granted since our fiscal year ended September 28, 2018 ("fiscal year 2018") (the first year in which the Compensation Committee awarded PSAs subject to a performance metric measured over a three-year performance period), achievement of the TSR percentile ranking performance metric under the FY20 PSAs, which is subject to a three-year performance period, will be determined following the conclusion of the Company's fiscal year 2022. During the three-year performance period under the fiscal year 2018 PSAs comprising the Company's fiscal years 2018, 2019, and 2020, the Company achieved a TSR of 44% resulting in its ranking in the 28th percentile against the applicable peer group. As a result of failing to achieve the threshold TSR percentile ranking metric, no shares were earned by the Named Executive Officers with respect to such performance metric, and all PSAs with respect to such performance metric were cancelled.

PSA Fiscal Year	Grant Date	Performance Metric	Performance Period	Achieved (% of Target)
FY18	11/7/2017	Non-GAAP EBITDA Growth 3-year TSR Percentile Ranking	FY18 FY18 - FY20	99.8% 0%
FY19	11/6/2018	Non-GAAP EBITDA Growth 3-year TSR Percentile Ranking	FY19 FY19 - FY21	0% Performance Period in Progress(1)
		Emerging Revenue Growth	FY20	200%
FY20	11/5/2019	Design Wins	FY20	200%
		3-year TSR Percentile Ranking	FY20 - FY22	Performance Period in Progress(2)

(1)
As of March 18, 2021, performance under this metric during the applicable performance period is at the "threshold" level of performance.

(2)
As of March 18, 2021, performance under this metric during the applicable performance period is between the "target" and "maximum" levels of performance.

One-Time, Non-Recurring Stock-Based Awards

The Compensation Committee also granted each executive officer a one-time, non-recurring stock-based award at its meeting on November 5, 2019. The purpose of these awards was to address significant executive retention concerns that came to light during the Compensation Committee's planning for fiscal year 2020 compensation. More specifically, the Compensation Committee reviewed analyses prepared by Aon/Radford showing that potential future payouts to the executive officers under the Company's long-term incentive program were below the compensation opportunities an executive could expect upon leaving the Company and commencing similar employment at a company in the peer group. In addition, the potential future payouts were below both the median of the peer group and Aon/Radford's recommended level of potential long-term equity payouts. The Compensation Committee noted that due to aggressive metric setting under the Company's long-term incentive programs—as well as the occurrence of external events beyond the Company's control, including the Trade War—actual payouts under the Company's long-term incentive program had also lagged behind peer companies in recent years (including when adjusting for historical performance). At the same time, the Compensation Committee recognized that competition for executive talent had increased significantly in the semiconductor industry. As a result of its analysis of these various factors, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to enhance retention by making one-time, non-recurring stock-based awards.

For Mr. Griffin, the Company's Chief Executive Officer, the one-time, non-recurring stock-based award consisted of a PSA that, like the FY20 PSAs, has both

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"performance" and "continued employment" conditions that must be met in order for him to receive shares underlying the award, as follows:

Value of PSA Award	Number of Shares Subject to PSAs, at Target(1)
$5,000,000	50,648

(1)
Reflects the dollar value of the award, divided by $98.72 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019.

The "performance" condition of the PSA award measures the Company's non-GAAP EBITDA margin achieved relative to the 16 peer companies listed above during a two-year performance period comprising the Company's fiscal years 2020 and 2021, with half of the total award available to be earned with respect to each fiscal year within the performance period. For purposes of the award, non-GAAP EBITDA margin is calculated by dividing non-GAAP EBITDA by revenue for the applicable fiscal year, where non-GAAP EBITDA is defined as non-GAAP operating income, plus depreciation and amortization, for the applicable fiscal year. With respect to the Company and each peer group company, non-GAAP EBITDA and revenue are calculated based on publicly reported financial information for the applicable fiscal year (which for the peer companies consists of the four-quarter period that ends closest to, but not later than, the end of the Company's applicable fiscal year). When calculating the Company's non-GAAP EBITDA margin, the impact of any acquisition or disposition occurring within the applicable fiscal year is excluded if the revenue attributable to such acquisition or disposition exceeds $50 million during such period. The specific pre-established targets under the PSA award are as follows (subject to linear interpolation for amounts between "threshold" and "target" or "target" and "maximum"):

	Threshold	Target	Maximum
Non-GAAP EBITDA Margin Percentile Ranking	25th	50th	75th
% of Target Level Shares Earned	50%	100%	200%

The "continued employment" condition of the PSA award provides that none of the shares earned based on performance would vest until the second anniversary of the grant date and would vest in full on such second anniversary only if Mr. Griffin remains employed by the Company.

During fiscal year 2020, the Company achieved a non-GAAP EBITDA margin of 43%, which put the Company in the 88th percentile of the peer group, resulting in achievement with respect to such metric of 200% of the target level of shares with respect to fiscal year 2020, with such shares to be issued in November 2021, provided that Mr. Griffin meets the continued employment condition.

For the other Named Executive Officers, the one-time, non-recurring stock-based award consisted of an RSU award that vests in two equal installments, with half of the underlying shares vesting on each of the first two anniversaries of the grant date provided the Named Executive Officer remains employed by the Company on the applicable vesting date, as follows:

Name	Value of RSU Award	Number of Shares Subject to RSUs(1)
Kris Sennesael	$1,700,000	17,220
Carlos S. Bori	$1,500,000	15,194
Robert J. Terry	$1,200,000	12,155
Karilee A. Durham	$800,000	8,103

(1)
Reflects the dollar value of the award, divided by $98.72 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019.

Other Compensation and Benefits

We provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with our objective of having compensation programs that are considered fair to our employees, executive officers are eligible to participate in the Company's medical, dental, vision, life, and disability insurance plans, as well as the Company's 401(k) Savings and Investment

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Plan and Employee Stock Purchase Plan, under the same terms as such benefits are offered to other benefits-eligible employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.

The Company offered executives the opportunity to participate in a reimbursement program for fiscal year 2020 providing up to an aggregate of $20,000 to each executive for the purchase of financial planning services, estate planning services, personal tax planning and preparation services, and/or an executive physical. No tax gross-up was provided for such reimbursements. In fiscal year 2020, each of the Named Executive Officers received reimbursement in connection with such services.

Engagement with Stockholders Regarding Executive Compensation

At our 2020 Annual Meeting of Stockholders, approximately 89% of the votes cast approved our "say-on-pay" proposal—the annual advisory vote regarding the compensation of the Company's Named Executive Officers. We understood this to mean that stockholders generally approved of our compensation policies and determinations for fiscal year 2019 and that they were generally pleased with the Company's enhanced disclosure of performance metrics and achievement in response to input from our stockholders following our 2019 Annual Meeting of Stockholders, at which our "say-on-pay" proposal was approved by only approximately 72% of the votes cast. Nonetheless, following the 2020 Annual Meeting, we engaged in formal stockholder outreach, soliciting feedback from approximately thirty institutional stockholders representing approximately 53% of the Company's shares outstanding. Institutions representing approximately 38% of the Company's shares outstanding, including twelve of our largest twenty stockholders, responded to our outreach, and our subsequent conversations covered a variety of governance and compensation-related topics. During these conversations, most institutional stockholders expressed approval of the Company's strategy, performance, and management. In addition, most stockholders indicated support for the Company's compensation policies and plan designs in general, with some stockholders suggesting that going forward the Company modify the metrics and performance period duration for certain long-term stock-based awards. After considering this input from our stockholders, as well as evaluating practices related to executive compensation by public companies generally, and our peer group specifically, our Compensation Committee determined that in general, its existing executive compensation policies and plan designs remained appropriate and in the best interests of the Company and its stockholders.

Severance and Change-in-Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances following a change in control. A description of the material terms of our severance and change-in-control arrangements with the Named Executive Officers can be found immediately below and further below under "Potential Payments Upon Termination or Change in Control."

The Compensation Committee believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego

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an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by non-solicit covenants for a period of twelve (12) months after termination of employment. Outside of the change-in-control context, each Named Executive Officer is entitled to severance benefits if his or her employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the Chief Executive Officer's change-in-control agreement). The level of each Named Executive Officer's cash severance or other termination benefit is generally tied to his or her annual base salary and short-term incentive amounts.

Additionally, each Named Executive Officer would receive enhanced severance benefits and accelerated vesting of equity awards if his or her employment were terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail further below under "Potential Payments Upon Termination or Change in Control." The Compensation Committee believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-in-control transaction would likely create uncertainty regarding the continued

employment of executive officers that typically occurs in a change-in-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-in-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company.

Executive Officer Stock Ownership Requirements

We have adopted Executive Stock Ownership guidelines with the objective of more closely aligning the interests of our executive officers with those of our stockholders. Under the Executive Officer Ownership guidelines, our Named Executive Officers are each required to hold the lower of (a) the number of shares with a fair market value equal to the applicable multiple of such executive's current base salary, or (b) the applicable number of shares, each as set forth in the table below. All of our Named Executive Officers are in compliance with the stock ownership guidelines as of the date hereof.

	Multiple of Annual Base Salary(1)	Shares
Chief Executive Officer	6	137,200
Chief Financial Officer	2.5	29,400
Senior Vice President, Sales and Marketing	2.5	25,400
Senior Vice President and General Counsel	2.5	26,300
Senior Vice President, Human Resources	2.5	24,000

(1)
For purposes of the Executive Stock Ownership guidelines, the fair market value of the Company's common stock is the average closing price per share of the Company's common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date.

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Prohibition on Hedging and Certain Other Transactions

We prohibit our directors, officers, and employees (or any of their designees) from directly or indirectly engaging in the following transactions with respect to securities of the Company:

•
selling short, including short sales "against the box";
•
buying or selling put or call options; or
•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities of the Company, whether through the use of traded securities, privately negotiated derivative securities or synthetic financial instruments.

In addition, we prohibit our directors, officers, and employees from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan.

Compliance with Internal Revenue Code Section 162(m)

For fiscal year 2020, with the exception of compensation grandfathered pursuant to certain transition rules, the Company will be unable to deduct compensation in excess of $1 million paid to certain executive officers, including the Chief Financial Officer, as specified under Section 162(m) of the IRC. The Compensation Committee uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

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Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2020, fiscal year 2019, and fiscal year 2018.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Liam K. Griffin	2020	1,043,888	17,430,589	3,292,800	33,162	21,800,439
President and Chief	2019	972,000	11,658,937	1,011,257	18,399	13,660,593

Executive Officer	2018	894,808	7,150,399	1,284,664	12,242	9,342,113
Kris Sennesael	2020	537,192	5,677,593	1,060,000	18,591	7,293,376
Senior Vice President and	2019	496,000	3,264,443	322,467	15,352	4,098,262

Chief Financial Officer	2018	456,366	2,491,910	369,341	13,075	3,330,692
Carlos S. Bori	2020	463,189	4,856,262	731,200	15,444	6,066,095
Senior Vice President,	2019	428,200	3,147,860	222,373	12,561	3,810,994

Sales and Marketing	2018	398,535	2,491,910	251,669	12,346	3,154,460
Robert J. Terry	2020	479,396	4,431,833	756,800	15,994	5,684,023
Senior Vice President,	2019	442,700	1,981,920	230,112	15,287	2,670,019

General Counsel and Secretary	2018	409,054	1,557,371	257,914	12,466	2,236,805
Karilee A. Durham(5)	2020	437,908	3,037,435	691,200	16,531	4,183,074
Senior Vice President,

Human Resources

(1)
The amount paid to each Named Executive Officer for each two-week pay period is calculated by dividing the Named Executive Officer's annual base salary by 26. Whereas fiscal years 2018 and 2019 each consisted of 52 weeks, fiscal year 2020 consisted of 53 weeks, resulting in total salary payments for each Named Executive Officer to be higher than the annual base salary for such executive set forth above under "Components of Compensation—Base Salary."

(2)
The amounts in the Stock Awards column represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation ("ASC 718"), of PSAs and RSUs granted during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal years 2018, 2019, and 2020, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be as follows: Mr. Griffin (FY 2018: $9,216,421; FY 2019: $14,658,935; FY 2020: $25,430,512), Mr. Sennesael (FY 2018: $3,211,920; FY 2019: $4,104,438; FY 2020: $6,637,546), Mr. Bori (FY 2018: $3,211,920; FY 2019: $3,957,856; FY 2020: $5,666,259), Mr. Terry (FY 2018: $2,007,357; FY 2019: $2,491,891; FY 2020: $5,211,819), and Ms. Durham (FY 2020: $3,577,434). For a description of the assumptions used in calculating the fair value of equity awards in 2020 under ASC 718, see Note 9 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 17, 2020.

(3)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated.

(4)
"All Other Compensation" includes the Company's contributions to the executive's 401(k) Plan account, the cost of group term life insurance premiums, and financial planning benefits. For fiscal year 2020, it specifically includes $11,400 in Company contributions to each Named Executive Officer's 401(k) Plan account, as well as $19,119 in financial planning benefits for Mr. Griffin.

(5)
Ms. Durham was not a Named Executive Officer prior to fiscal year 2020.

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Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2020, including incentive awards payable under our Fiscal Year 2020 Executive Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Stock Or	Grant Date Fair Value of Stock and Option

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Liam K. Griffin			823,200	1,646,400	3,292,800

	11/5/2019	(2)				30,388	60,777	151,942		8,430,682	(5)

	11/5/2019	(3)							40,518	3,999,937	(6)

	11/5/2019	(4)				25,324	50,648	101,296		4,999,971	(7)
Kris Sennesael			265,000	530,000	1,060,000

	11/5/2019	(2)				9,724	19,448	48,620		2,697,729	(5)

	11/5/2019	(3)							12,965	1,279,905	(6)

	11/5/2019	(8)							17,220	1,699,958	(6)
Carlos S. Bori			182,800	365,600	731,200

	11/5/2019	(2)				8,205	16,410	41,025		2,276,313	(5)

	11/5/2019	(3)							10,940	1,079,997	(6)

	11/5/2019	(8)							15,194	1,499,952	(6)
Robert J. Terry			189,200	378,400	756,800

	11/5/2019	(2)				7,901	15,802	39,505		2,191,974	(5)

	11/5/2019	(3)							10,534	1,039,916	(6)

	11/5/2019	(8)							12,155	1,199,942	(6)
Karilee A. Durham			172,800	345,600	691,200

	11/5/2019	(2)				5,470	10,940	27,350		1,517,542	(5)

	11/5/2019	(3)							7,293	719,965	(6)

	11/5/2019	(8)							8,103	799,928	(6)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the "Summary Compensation Table" under "Non-Equity Incentive Plan Compensation." For a more complete description of the Incentive Plan, please see description above under "Components of Compensation—Short-Term Incentives."

(2)
The amounts shown represent shares potentially issuable pursuant to the FY20 PSAs granted on November 5, 2019, under the Company's 2015 Long-Term Incentive Plan, as described above under "Components of Compensation—Long-Term Stock-Based Compensation."

(3)
Represents shares underlying RSU awards granted under the Company's 2015 Long-Term Incentive Plan. The RSU award vests over four years at a rate of twenty-five percent (25%) per year commencing one year after the date of grant and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company through each such vesting date.

(4)
The amounts shown represent shares potentially issuable pursuant to the one-time, non-recurring PSA award granted to Mr. Griffin on November 5, 2019, under the Company's 2015 Long-Term Incentive Plan, as described above under "Components of Compensation—Long-Term Stock-Based Compensation."

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(5)
Reflects the grant date fair value of the FY20 PSAs, computed in accordance with the provisions of ASC 718, using (a) a Monte Carlo simulation (which weights the probability of multiple potential outcomes) to value the portion of the award related to TSR percentile ranking, and (b) a price of $98.72 per share, which was the closing sale price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019, to value the portion of the award related to emerging revenue growth and design wins, assuming performance at the "target" level. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2020 under ASC 718, see Note 9 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 17, 2020.

(6)
Reflects the grant date fair value of the RSUs granted on November 5, 2019, computed in accordance with the provisions of ASC 718 using a price of $98.72 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019.

(7)
Reflects the grant date fair value of the one-time, non-recurring PSA award granted to Mr. Griffin on November 5, 2019, computed in accordance with the provisions of ASC 718 using a price of $98.72 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on November 5, 2019, and assuming performance at the "target" level.

(8)
Represents shares underlying RSU awards granted under the Company's 2015 Long-Term Incentive Plan. The one-time, non-recurring RSU award vests over two years at a rate of fifty percent (50%) per year, as described above under "Components of Compensation—Long-Term Stock-Based Compensation."

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Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2020.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(1)
Liam K. Griffin	—	13,211	(2)	77.66	11/9/2023	60,778	(3)	8,924,034	9,290	(9)	1,364,051
						50,648	(4)	7,436,646	108,906	(10)	15,990,668
						3,862	(5)	567,057	91,164	(11)	13,385,610
						12,387	(6)	1,818,783	12,662	(12)	1,859,161
						36,301	(7)	5,330,076
						40,518	(8)	5,949,258
Kris Sennesael	40,000	—		75.22	8/29/2023	19,448	(3)	2,855,550	3,238	(9)	475,436
	9,578	3,192	(2)	77.66	11/9/2023	933	(5)	136,992	30,492	(10)	4,477,140
						4,316	(6)	633,718	29,172	(11)	4,283,325
						10,164	(7)	1,492,380
						12,965	(8)	1,903,651
						17,220	(13)	2,528,413
Carlos S. Bori	1,500	—		60.97	11/10/2021	16,410	(3)	2,409,480	3,238	(9)	475,436
	5,191	—		84.89	11/9/2022	901	(5)	132,294	29,403	(10)	4,317,242
	6,165	3,082	(2)	77.66	11/9/2023	4,316	(6)	633,718	24,615	(11)	3,614,220
						9,801	(7)	1,439,081
						10,940	(8)	1,606,320
						15,194	(13)	2,230,935
Robert J. Terry	—	2,252	(14)	75.91	11/10/2023	15,802	(3)	2,320,208	2,023	(9)	297,037
						658	(15)	96,614	18,513	(10)	2,718,264
						2,698	(6)	396,147	23,703	(11)	3,480,311
						6,171	(7)	906,088
						10,534	(8)	1,546,707
						12,155	(13)	1,784,719
Karilee A. Durham						10,940	(3)	1,606,320	1,239	(9)	181,922
						8,852	(16)	1,299,739	11,979	(10)	1,758,877
						3,993	(7)	586,292	16,410	(11)	2,409,480
						7,293	(8)	1,070,831
						8,103	(13)	1,189,763

(1)
Reflects a price of $146.83 per share, which was the closing sale price of the Company's common stock on the Nasdaq Global Select Market on October 2, 2020.

Proxy Statement    |   Page 47

(2)
These options were granted on November 9, 2016, and vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 9, 2020.

(3)
Represents shares issuable under the FY20 PSAs (awarded on November 5, 2019, as described above under "Components of Compensation—Long-Term Stock-Based Compensation") with respect to two performance metrics measured over a one-year performance period consisting of the Company's fiscal year 2020, assuming achievement at the "maximum" level of performance. Fifty percent (50%) of the shares earned under the FY20 PSAs with respect to such metrics were issued on November 5, 2020, and the remaining fifty percent (50%) of the shares earned with respect to such metrics will be issued on November 5, 2021, provided that the executive meets the continued employment condition.

(4)
Represents shares issuable under the one-time, non-recurring stock-based award granted to Mr. Griffin on November 5, 2019 (as described above under "Components of Compensation—Long-Term Stock-Based Compensation"), with respect to a non-GAAP EBITDA margin metric measured over the Company's fiscal year 2020, assuming achievement at the "maximum" level of performance. The shares earned under this award will be issued on November 5, 2021, provided that Mr. Griffin meets the continued employment condition.

(5)
Represents shares issuable under an RSU award granted on November 9, 2016, under the Company's 2015 Long-Term Incentive Plan. The RSU award vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 9, 2020.

(6)
Represents shares issuable under an RSU award granted on November 7, 2017, under the Company's 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 7, 2021.

(7)
Represents shares issuable under an RSU award granted on November 6, 2018, under the Company's 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 6, 2022.

(8)
Represents shares issuable under an RSU award granted on November 5, 2019, under the Company's 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 5, 2023.

(9)
Represents shares issuable under the fiscal year 2018 PSAs ("FY18 PSAs") with respect to a TSR percentile ranking performance metric, assuming achievement at the "threshold" level of performance. This portion of the FY18 PSAs, which was subject to a three-year performance period and originally scheduled to vest on November 7, 2020, was cancelled upon the Compensation Committee's determination on October 20, 2020, that the performance condition had not been satisfied.

(10)
Represents shares issuable under the fiscal year 2019 PSAs ("FY19 PSAs") with respect to the TSR percentile ranking performance metric, assuming achievement at the "maximum" level of performance. This portion of the FY19 PSAs, which is subject to a three-year performance period, will be issued on November 6, 2021, to the extent earned and provided that the executive meets the continued employment condition.

(11)
Represents shares issuable under the FY20 PSAs (awarded on November 5, 2019, as described above under "Components of Compensation—Long-Term Stock-Based Compensation") with respect to the TSR percentile ranking performance metric, assuming achievement at the "maximum" level of performance. This portion of the FY20 PSAs, which is subject to a three-year performance period, will be issued on November 5, 2022, to the extent earned and provided that the executive meets the continued employment condition.

(12)
Represents shares issuable under the one-time, non-recurring stock-based award granted to Mr. Griffin on November 5, 2019 (as described above under "Components of Compensation—Long-Term Stock-Based Compensation"), with respect to a non-GAAP EBITDA margin metric measured over the Company's fiscal year 2021, assuming achievement at the "threshold" level of performance. The shares earned under this award will be issued on November 5, 2021, provided that Mr. Griffin meets the continued employment condition.

(13)
Represents shares issuable under an RSU award granted on November 5, 2019, under the Company's 2015 Long-Term Incentive Plan. The RSU award vests at a rate of fifty percent (50%) per year on each anniversary of the grant date through November 5, 2021.

(14)
These options were granted on November 10, 2016, and vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 10, 2020.

(15)
Represents shares issuable under an RSU award granted on November 10, 2016, under the Company's 2015 Long-Term Incentive Plan. The RSU award vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 10, 2020.

(16)
Represents shares issuable under an RSU award granted on April 9, 2018, under the Company's 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through April 9, 2022.

Page 48    |   Proxy Statement

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers' option exercises and stock award vesting during fiscal year 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Liam K. Griffin	95,172	3,391,429	84,285	8,471,587
Kris Sennesael	—	—	27,163	2,987,558
Carlos S. Bori	—	—	20,374	2,028,413
Robert J. Terry	7,471	130,998	13,987	1,393,526
Karilee A. Durham	—	—	6,988	650,156
(1)
The value realized on exercise is based on the amount by which the market price of a share of the Company's common stock on the dates of exercise exceeded the applicable exercise price per share of the exercised option.

(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of the Company's common stock on the Nasdaq Global Select Market on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

Mr. Griffin

On May 11, 2016, in connection with the appointment of Mr. Griffin as Chief Executive Officer, the Company entered into an amended and restated Change in Control / Severance Agreement with Mr. Griffin (the "Griffin Agreement"). The Griffin Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change in control, Mr. Griffin either (i) is terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances would consist of: (i) a lump-sum payment equal to two (2) times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Amount (as defined below); (ii) full acceleration of the vesting of all of Mr. Griffin's outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) provided he is eligible for and timely elects to continue receiving group medical coverage, certain COBRA continuation for him and his eligible dependents ("COBRA continuation") for up to fifteen (15) months after the termination date. The Bonus Amount is an amount equal to the greater of (x) the average of the short-term cash incentive awards received for the three (3) years prior to the year in which the termination occurs, and (y) the target annual short-term cash incentive award for the year in which the termination occurs.

The Griffin Agreement also sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending two (2) years following a change in control, Mr. Griffin's employment is either (i) terminated by the Company without cause, or (ii) terminated by him for good reason (a "Qualifying Termination"). The severance benefits provided to Mr. Griffin in such circumstances would consist of the following: (i) a lump-sum payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change in control, and

Proxy Statement    |   Page 49

(B) the CIC Bonus Amount (as defined below); (ii) all of Mr. Griffin's then-outstanding stock options would become exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date. The CIC Bonus Amount is an amount equal to the greater of (x) the average of the annual short-term cash incentive awards received for the three (3) years prior to the year in which the change of control occurs and (y) the target annual short-term cash incentive award for the year in which the change of control occurs.

The Griffin Agreement also provides that in the event of a Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

In the event of Mr. Griffin's death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). The Griffin Agreement also provides that if Mr. Griffin's death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would be exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

The Griffin Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term from May 11, 2016, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to Mr. Griffin under the Griffin Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to Mr. Griffin while he is employed by the Company and for twelve (12) months following the termination of his employment.

Page 50    |   Proxy Statement

The terms "change in control," "cause," and "good reason" are each defined in the Griffin Agreement. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in his base compensation, authority, duties, responsibilities, or budget over which he retains authority; (ii) a requirement that Mr. Griffin report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iii) a material change in his office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

Mr. Sennesael, Mr. Bori, Mr. Terry, and Ms. Durham

The Company entered into Change in Control / Severance Agreements with each of Mr. Sennesael, Mr. Bori, Mr. Terry, and Ms. Durham on August 29, 2016, November 9, 2016, November 10, 2016, and April 13, 2018, respectively. Each such Change in Control / Severance Agreement is referred to herein as a "CIC Agreement."

Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the executive officer's employment is either (i) terminated by the Company without cause, or (ii) terminated by the executive for good reason (for each such executive, a "Qualifying Termination"). The severance benefits provided to the executive in such circumstances would consist of the following: (i) a lump sum payment equal to one and one-half (1 1/2) times the sum of (A) his or her annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of the executive's then-outstanding stock options would remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date.

Each CIC Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all of his or her outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the

Proxy Statement    |   Page 51

executive's employment is terminated by the Company without cause. The severance benefits provided to the executive under such circumstance would consist of the following: (i) biweekly compensation continuation payments for a period of twelve (12) months, with each such compensation continuation payment being equal to the aggregate payment amount divided by twenty-six (26), where the aggregate payment is equal to the sum of (x) his or her annual base salary, and (y) any short-term cash incentive award then due; (ii) all then-vested outstanding stock options would remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation coverage for up to twelve (12) months after the termination date.

In the event of the executive's death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the executive's death or permanent disability occurs prior to the end of the performance period, such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the executive remained employed through the end of the performance period, and such earned shares would become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or the executive timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to each executive under his or her CIC Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he or she had received all of the payments due.

Additionally, each CIC Agreement requires that the executive sign a release of claims in favor of the Company before he or she is eligible to receive any benefits under the agreement. Each CIC Agreement also contains non-solicitation provisions applicable to the executive while he or she is employed by the Company and for a period of twelve (12) months following the termination of his or her employment.

The terms "change in control," "cause," and "good reason" are each defined in the CIC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in the executive's base compensation, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the executive's supervisor; (iii) a material change in the executive's office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

Page 52    |   Proxy Statement

The following table summarizes the payments and benefits that would be made to the Named Executive Officers as of October 2, 2020, in the following circumstances as of such date:

•
termination without cause outside of a change in control;
•
termination without cause or for good reason in connection with a change in control; and
•
in the event of a termination of employment because of death or disability.

The accelerated equity values in the table reflect a price of $146.83 per share, which was the closing sale price of the Company's common stock on the Nasdaq Global Select Market on October 2, 2020. The table does not reflect any equity awards made after October 2, 2020.

Name	Benefit	Termination w/o Cause Outside Change in Control ($)(1)		Termination w/o Cause or for Good Reason, After Change in Control ($)		Death/Disability ($)
Liam K. Griffin(2)	Salary and Short-Term Incentive	5,350,800	(3)	6,688,500	(4)	—
	Accelerated Options	913,805		913,805		913,805
	Accelerated RSUs	13,665,174		13,665,174		13,665,174
	Accelerated PSAs(5)	43,476,510		43,476,510		43,476,510
	Medical	26,425		31,710		—

	TOTAL	63,432,714		64,775,699		58,055,489

Kris Sennesael(2)	Salary and Short-Term Incentive	530,000	(6)	1,590,000	(7)	—
	Accelerated Options	—		220,791		220,791
	Accelerated RSUs	—		6,695,154		6,695,154
	Accelerated PSAs(5)	—		10,121,873		10,121,873
	Medical	23,458		35,187		—

	TOTAL	553,458		18,663,005		17,037,818

Carlos S. Bori(2)	Salary and Short-Term Incentive	457,000	(6)	1,233,900	(7)	—
	Accelerated Options	—		213,182		213,182
	Accelerated RSUs	—		6,042,348		6,042,348
	Accelerated PSAs(5)	—		8,940,919		8,940,919
	Medical	23,627		35,441		—

	TOTAL	480,627		16,465,790		15,196,449

Robert J. Terry(2)	Salary and Short-Term Incentive	473,000	(6)	1,277,100	(7)	—
	Accelerated Options	—		159,712		159,712
	Accelerated RSUs	—		4,730,275		4,730,275
	Accelerated PSAs(5)	—		7,616,659		7,616,659
	Medical	23,627		35,441		—

	TOTAL	496,627		13,819,187		12,506,646

Karilee A. Durham(2)	Salary and Short-Term Incentive	432,000	(6)	1,166,400	(7)	—
	Accelerated Options	—		—		—
	Accelerated RSUs	—		4,146,626		4,146,626
	Accelerated PSAs(5)	—		5,168,269		5,168,269
	Medical	23,627		35,441		—

	TOTAL	455,627		10,516,736		9,314,895

(1)
For Mr. Griffin, includes amounts payable pursuant to a termination for good reason outside of a change in control.

(2)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination.

(3)
Represents an amount equal to two (2) times the sum of (A) Mr. Griffin's annual base salary as of October 2, 2020, and (B) an Incentive Plan payment, which is equal to Mr. Griffin's "target" short-term cash incentive award for fiscal year 2020, since such "target" payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2017, 2018, and 2019.

Proxy Statement    |   Page 53

(4)
Represents an amount equal to two and one-half (2 1/2) times the sum of (A) Mr. Griffin's annual base salary as of October 2, 2020, and (B) an Incentive Plan payment, which is equal to Mr. Griffin's "target" short-term cash incentive award for fiscal year 2020, since such "target" payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2017, 2018, and 2019.

(5)
Represents the value of PSAs that were unvested and outstanding as of October 2, 2020, in accordance with Item 402(j) of Regulation S-K, using the following assumptions: (a) achievement at the "target" level of performance for the FY18 PSAs (3-year TSR percentile ranking metric) originally scheduled to vest on November 7, 2020, based on the Company's TSR relative to peers for fiscal years 2018-2020 falling below the "threshold" level of performance (which resulted in the award's cancellation due to the performance condition not being satisfied); (b) achievement at 140% of the "target" level of performance for the FY19 PSAs (3-year TSR percentile ranking metric) scheduled to vest on November 6, 2021, based on the Company's TSR relative to peers for fiscal years 2019 and 2020; (c) achievement at 200% of the "target" level of performance for the FY20 PSAs (emerging revenue growth and design wins metrics) scheduled to vest on November 5, 2020, and November 6, 2021, based on the Company's actual achievement at the "maximum" level of performance with respect to both performance metrics measured over a one-year performance period consisting of the Company's fiscal year 2020; (d) achievement at 296% of the "target" level of performance for the FY20 PSAs (3-year TSR percentile ranking metric) scheduled to vest on November 5, 2022, based on the Company's TSR relative to peers for fiscal year 2020; (e) achievement at 200% of the "target" level of performance for one half of the one-time, non-recurring stock-based award granted to Mr. Griffin scheduled to vest on November 5, 2021, based on the Company's actual achievement at the "maximum" level of performance measured over the Company's fiscal year 2020; and (f) achievement at the "target" level of performance for one half of the one-time, non-recurring stock-based award granted to Mr. Griffin scheduled to vest on November 5, 2021, which will be based on the Company's performance measured over the Company's fiscal year 2021.

(6)
Represents an amount equal to the Named Executive Officer's annual base salary as of October 2, 2020.

(7)
Represents an amount equal to one and one-half (1 1/2) times the sum of (A) the Named Executive Officer's annual base salary as of October 2, 2020, and (B) an Incentive Plan payment, which is equal to the Named Executive Officer's "target" short-term cash incentive award for fiscal year 2020, since such "target" payout level is greater than the three (3) year average of the actual incentive payments made to the Named Executive Officer for fiscal years 2017, 2018, and 2019.

Page 54    |   Proxy Statement

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. For fiscal year 2020:

•
The annual total compensation of our Chief Executive Officer was $21,800,439.
•
The annual total compensation of our median compensated employee was $17,148.
•
Based on the foregoing, we estimate that our Chief Executive Officer's total annual compensation was approximately 1,271 times that of our median employee.

To determine the median of the annual total compensation of our employees, we applied the following methodology and material assumptions:

•
We did not use the de minimis exception to exclude any non-U.S. employees. We have a globally diverse workforce with total headcount of approximately 10,000 as of October 2, 2020, of which approximately 7,900 are located outside the United States, primarily in locations employing large direct labor forces such as Mexico and Singapore where wages are significantly lower than in the United States. The median employee identified within this employee population as of October 2, 2020, is a full-time employee in our Mexicali, Mexico facility.
•
To identify the median employee, we used a consistently applied compensation measure that included total taxable earnings paid to our employees in the most recently completed taxable year in their respective jurisdictions. This included base salary, overtime pay, shift premiums, recognition bonuses, annual cash incentive awards, and long-term stock-based incentive awards. We annualized the compensation of permanent, full-time, and part-time employees who were hired after the beginning of the most recently completed taxable year in their respective jurisdictions.

•
Using this consistently applied compensation measure, we identified an employee at the median and calculated such employee's total compensation for fiscal year 2020 in accordance with Item 402(c)(2)(x) of Regulation S-K.
•
We did not use any cost-of-living adjustments in identifying the median employee.
•
The annual total compensation of our Chief Executive Officer is the amount reported in the "Total" column of our Summary Compensation Table for fiscal year 2020.

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Proxy Statement    |   Page 55

Director Compensation

The Board of Directors sets the compensation for the Company's non-employee directors, after receiving the recommendations of the Compensation Committee. In formulating its recommendations, the Compensation Committee seeks and receives input from Aon/Radford related to the amounts, terms, and conditions of director cash compensation and stock-based compensation awards, with the goal of establishing non-employee director compensation that is similar to, and competitive with, the compensation of non-employee directors at peer companies in the semiconductor industry.

Cash Compensation

Non-employee directors of the Company are paid, in quarterly installments, an annual retainer of $75,000 (which increased from $70,000 as of February 2020). Additional annual retainers for Chairman, Lead Independent Director, and/or committee service (paid in quarterly installments) are as follows: any non-employee Chairman of the Board ($130,000); the Lead Independent Director, if one has been appointed ($50,000); the Chairman of the Audit Committee ($30,000); the Chairman of the Compensation Committee ($20,000); the Chairman of the Nominating and Governance Committee ($15,000); non-chair member of Audit Committee ($15,000, which increased from $12,000 as of February 2020); non-chair member of Compensation Committee ($10,000); and non-chair member of Nominating and Corporate Governance Committee ($7,500, which increased from $5,000 as of February 2020). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.

Equity Compensation

Currently, following each annual meeting of stockholders, each non-employee director who is reelected will receive a grant of RSUs having a value of approximately $200,000. Any newly appointed non-employee director will receive an initial equity grant of RSUs having a value of approximately $200,000. The number of shares subject to a non-employee director's initial RSU award or annual award is determined by dividing the approximate value of the award, as stated above, by the average closing price per share of the Company's common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board of Directors, (a) a non-employee director's initial equity grant of RSUs will vest in three (3) equal annual installments on the first three anniversaries of the date of grant, and (b) a non-employee director's annual equity grant of RSUs will vest on the first anniversary of the date of grant. In the event of a change in control of the Company, any outstanding options and RSUs awarded under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.

No director who is also an employee receives separate compensation for services rendered as a director. Mr. Griffin is currently the only director who is also an employee of the Company.

Page 56    |   Proxy Statement

Director Compensation Table

The following table summarizes the compensation paid to the Company's non-employee directors for fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
David J. Aldrich, Chairman of the Board	203,750	226,626	430,376
Christine King, Lead Independent Director	158,000	226,626	384,626
Alan S. Batey	78,633	226,626	305,259
Kevin L. Beebe	88,750	226,626	315,376
Timothy R. Furey	94,875	226,626	321,501
Balakrishnan S. Iyer(3)	61,635	—	61,635
David P. McGlade	104,016	226,626	330,642
Robert A. Schriesheim	93,633	226,626	320,259
Kimberly S. Stevenson	80,625	226,626	307,251
(1)
The non-employee members of the Board of Directors who held such positions on October 2, 2020, held the following aggregate number of unexercised stock options, unvested RSU awards, and unearned, unvested performance share awards (assuming achievement at the "threshold" level of performance) as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Shares Subject to Unvested RSUs	Number of Unearned Performance Share Awards that Have Not Vested
David J. Aldrich, Chairman of the Board	—	2,140	5,099
Christine King, Lead Independent Director	—	2,140	—
Alan S. Batey	—	3,820	—
Kevin L. Beebe	—	2,140	—
Timothy R. Furey	—	2,140	—
David P. McGlade	—	2,140	—
Robert A. Schriesheim	—	2,140	—
Kimberly S. Stevenson	—	2,812	—

(2)
Reflects the grant date fair value of 2,140 RSUs granted on May 6, 2020, to each non-employee director elected at the 2020 Annual Meeting of Stockholders, computed in accordance with the provisions of ASC 718 using a price of $105.90 per share, which was the closing sale price of the Company's common stock on the Nasdaq Global Select Market on May 6, 2020.

(3)
Mr. Iyer served as a director until the 2020 Annual Meeting of Stockholders on May 6, 2020.

Director Stock Ownership Requirements

We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of the Company's common stock that the Director Stock Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $75,000) multiplied by five (5), divided by the fair market value of the Company's common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership guidelines, the fair market value of the

Company's common stock is the average closing price per share of the Company's common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our directors have met the stock ownership guidelines as of the date hereof (with the exception of Mr. Batey, who is not required to comply with the guidelines until the fifth anniversary of his appointment to the Board of Directors).

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2021 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE

Christine King, Chairman
David P. McGlade
Robert A. Schriesheim

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PROPOSAL 4:

APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

Our equity incentive awards are critical to attracting, retaining, and motivating the most talented employees in our industry, upon whose judgment, interest, and special effort the successful operation of the Company is largely dependent. As a result, on November 11, 2020, our Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the 2015 Long-Term Incentive Plan, as amended (which we refer to as the 2015 Plan). The amended and restated 2015 Plan (which we refer to as the Amended and Restated Plan) includes the following material changes to the 2015 Plan:

•
Increases the number of shares of our common stock authorized for issuance under the 2015 Plan by 5,000,000 shares (or the equivalent of 3,333,333 shares if all were to be granted subject to Full Value Awards, as defined below, using the Company's fungible share ratio of 1.5), subject to adjustment in the event of stock splits and other similar events;
•
Removes references to Section 162(m) of the IRC to reflect changes made to Section 162(m) of the IRC as part of tax reform legislation enacted in 2017; and
•
Provides for the term of the Amended and Restated Plan to expire on November 10, 2030.

If the Amended and Restated Plan is approved by our stockholders, then, subject to adjustment in the event of stock splits and other similar events, the total number of shares that may be issued under the Amended and Restated Plan would be 14,750,000 shares plus an additional number of shares (up to 22,300,000) that is equal to the sum of the number of shares that remained in the pool of shares under the Company's Amended and Restated 2005 Long-Term Incentive Plan (the "Prior Plan") as of May 19, 2015, which was the date on which our stockholders originally approved the 2015 Plan, plus the number of shares that were subject to awards outstanding under the Prior Plan as of May 19, 2015, and that are subsequently terminated, surrendered, cancelled, forfeited, or repurchased by us pursuant to a contractual repurchase right. We are asking our stockholders to approve the Amended and Restated Plan at the Annual Meeting. The 2015 Plan was originally adopted by our Board of Directors on November 11, 2014, approved by our stockholders on May 19, 2015, and amended by our Board of Directors on May 8, 2019.

Highlights of the Amended and Restated Plan

The Board of Directors recommends a vote for the approval of the Amended and Restated Plan because it believes the Amended and Restated Plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•
Does not provide for automatic vesting of outstanding awards upon a change in control of the Company.  Upon a change in control, all outstanding equity awards granted under the Amended and Restated Plan will continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (unless the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, in which case the awards will accelerate in full as of the change in control). A

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  participant will be entitled to full accelerated vesting of all of his or her outstanding equity awards granted under the Amended and Restated Plan in the event that such participant's employment is (i) terminated by the Company without cause, or (ii) terminated by the participant for good reason, in either case within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control.

•
Does not include an "evergreen" provision.  The number of shares of our common stock available for issuance under the Amended and Restated Plan is fixed and will not be adjusted based on the number of our shares outstanding.

•
Includes a fungible share pool.   Each share of common stock delivered in settlement of an award made under the Amended and Restated Plan other than an option, stock appreciation right (or "SAR"), or other award for which the participant pays the fair market value of our common stock as of the date of grant (each, a "Full Value Award") will reduce the number of shares available for issuance by 1.5 shares.

•
Does not permit repricings without stockholder approval.  Without stockholder approval, we may not amend any option or SAR to reduce the exercise price or replace any stock option or SAR with cash or any other award when the exercise price of the stock option or SAR exceeds the fair market value of the underlying shares.

•
Does not permit liberal share recycling.  The Amended and Restated Plan provides that the following shares may not again be made available for issuance as awards under the Amended and Restated Plan: (i) shares used to pay the exercise price of an option (or other award), (ii) shares delivered to or withheld by us to pay the withholding taxes related to an award, (iii) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

•
Does not provide for payment of dividends or dividend equivalents on awards until vesting.  Dividends and dividend equivalents payable in connection with restricted stock awards, restricted stock units ("RSUs"), or other awards will only be paid if and when the shares underlying such awards vest. Dividends and dividend equivalents payable in connection with performance-based awards will only be paid to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•
Prohibits providing for dividend equivalents on options and SARs.  The Amended and Restated Plan provides that no dividend equivalents may be payable with respect to options or SARs.

•
Provides that stock option and SAR exercise prices will not be lower than the fair market value of the common stock on the grant date.  The Amended and Restated Plan prohibits granting stock options and SARs with exercise prices lower than the fair market value of a share of our common stock on the grant date.

•
Prohibits the grant of options with "reload" provisions.  No options granted under the Amended and Restated Plan may contain a provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original options.

•
Limits grants.  Although no longer required for purposes of Section 162(m) of the IRC, the Amended and Restated Plan retains the grant limitations of the 2015 Plan. The maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year is 1.5 million (subject to adjustment for certain equity restructurings and other corporate transactions). The maximum aggregate amount of cash that may be paid in awards payable in cash to any person during any one calendar year is $5 million.

•
Provides for independent administration.  The Compensation Committee of our Board of Directors, which consists of only non-employee directors, or another committee or subcommittee of our Board of Directors, administers the Amended and Restated Plan.

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As of January 1, 2021, we had under all of our equity incentive plans (excluding our 2002 Employee Stock Purchase Plan and our Non-Qualified Employee Stock Purchase Plan) an aggregate of (i) 317,312 shares reserved for issuance pursuant to outstanding stock options, with a weighted average exercise price of $72.21 and a weighted average life of 2.10 years, (ii) 1,717,507 issued but unvested shares of restricted common stock and unissued shares of common stock under unvested restricted stock unit awards, (iii) 131,892 unissued shares of common stock under earned, but unvested, performance share awards, and (iv) 811,691 million unissued shares of common stock under performance share awards for which the performance periods have not yet been completed, assuming achievement at the target level of performance. As of January 1, 2021, the only equity incentive plans under which we are able to grant additional awards (excluding our 2002 Employee Stock Purchase Plan and our Non-Qualified Employee Stock Purchase Plan) are the 2015 Plan and the Company's Amended and Restated 2008 Director Long-Term Incentive Plan, as amended (the "2008 Director Plan"). As of January 1, 2021, there were 9,289,210 shares of our common stock available for future awards under the 2015 Plan and 593,063 shares of our common stock available for future awards under the 2008 Director Plan. The Board of Directors believes that the number of shares remaining available for grants under the 2015 Plan is insufficient to achieve the Company's compensation objectives over the coming years. If the Amended and Restated Plan is not approved by our stockholders, the Company will continue to make grants under the 2015 Plan but expects, based on past grant practice and the Company's recent stock price performance, that the Company will not have enough shares to make grants beyond the last quarter of calendar year 2023, although this date could be sooner in the event of a decrease in the Company's stock price, continued workforce growth, grants in relation to merger and acquisition activity, or above-target performance under performance share awards.

Information Regarding Burn Rate and Overhang

In its determination to approve the Amended and Restated Plan, our Board of Directors considered our historical award usage and anticipated future award needs, advice from Aon/Radford, and guidelines from proxy advisory firms. In particular, the Board of Directors reviewed the Company's "burn rate" and "overhang," which we consider to be important metrics of how our equity compensation program affects our stockholders.

As shown in the table below, the Company's three-year average burn rate (for fiscal years 2018, 2019, and 2020) is 0.8%. The Company's three-year "adjusted" average burn rate is 1.5%, which is below both (i) the median 2.4% three-year adjusted average burn rate of the Comparator Group, as provided by Aon/Radford, and (ii) the 4.7% burn rate cap that ISS applied to the semiconductor industry for 2020.

	FY2020	FY2019	FY2018	3-year Average
Burn Rate(1)	0.8%	0.9%	0.6%	0.8%
"Adjusted" Burn Rate(2)	1.6%	1.8%	1.2%	1.5%

(1)
Burn rate is calculated as the sum of all stock option awards and Full Value Awards (at target level for PSAs) granted in a given fiscal year divided by the weighted average number of shares of our common stock outstanding as of the end of the fiscal year. We have calculated the burn rate based on the target award level for PSAs, which we believe provides the best estimate of our future burn rate. If we were to assume maximum award levels for PSAs granted in fiscal years 2018, 2019, and 2020, the Company's three-year average burn rate would be 1.1%.

(2)
"Adjusted" burn rate is calculated as the sum of all stock option awards and Full Value Awards (at target level for PSAs) granted in a given fiscal year, using a 2x multiple for Full Value Awards, divided by the weighted average number of shares of our common stock outstanding as of the end of the fiscal year. If we were to assume maximum award levels for PSAs granted in fiscal years 2018, 2019, and 2020, the Company's three-year "adjusted" average burn rate would be 2.2%.

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As of January 1, 2021, our total overhang ranged from 5.8% to a maximum of 7.8%, depending on the mix of Full Value Awards and stock options or SARs in future equity award grants using shares authorized for issuance under the 2015 Plan and the 2008 Director Plan. As a comparison, the median total overhang of the Comparator Group as provided by Aon/Radford for fiscal year 2020 was 8.8% and the 75th percentile overhang of the Comparator Group was 10.4%. If the Amended and Restated Plan is approved and an additional 5,000,000 shares (or the equivalent of 3,333,333 shares if all were to be granted subject to Full Value Awards) consequently become available for grant, our total overhang would range from 7.8% to a maximum of 10.8%, depending on the mix of Full Value Awards and stock options or SARs awarded under the Amended and Restated Plan and the 2008 Director Plan. We calculate overhang as the sum of the total number of shares underlying all equity awards outstanding and the total number of shares available for future award grants, which sum is then divided by the number of outstanding shares of our common stock.

Based on our historical grant practices and our anticipated needs to support the Company's current significant growth, as well as advice from Aon/Radford, we believe that the increase in authorized shares requested for stockholder approval should be sufficient to cover equity awards under the Amended and Restated Plan for approximately two years.

The proposal to adopt the Amended and Restated Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you sign and return your proxy card or submit your proxy via telephone or the Internet, your shares will be voted (unless you indicate to the contrary) to approve the Amended and Restated Plan. Specifically marking "ABSTAIN" on your proxy card will have the same impact as a vote that is marked "AGAINST" the proposal.

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Description of the Amended and Restated Plan

A summary of the principal provisions of the Amended and Restated Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached as Exhibit A to the electronic copy of this Proxy Statement that is filed with the SEC (accessible via www.sec.gov) and may also be accessed from the Company's website at www.skyworksinc.com. In addition, a copy of the Amended and Restated Plan may be obtained from the Secretary of the Company.

Administration

Unless otherwise determined by the Board of Directors, the Amended and Restated Plan will be administered by the Compensation Committee (the "Administrator"), which will consist solely of two or more non-employee directors, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 under the Exchange Act and an "independent director" under the rules of Nasdaq (or other securities exchange or automated quotation system on which the Company's common stock is listed or traded). To the extent permitted by applicable law, the Administrator may delegate to a committee or subcommittee of the Board of Directors any or all of its powers under the Amended and Restated Plan. In addition, to the extent permitted by applicable law and the Amended and Restated Plan, the Administrator may delegate to one or more officers of the Company the authority to grant or amend awards under the Amended and Restated Plan to participants other than (i) "executive officers" of the Company, as defined by Rule 3b-7 under the Exchange Act, (ii) "officers" of the Company, as defined by Rule 16a-1 under the Exchange Act, and (iii) officers to whom the authority to grant or amend awards under the Amended and Restated Plan has been delegated.

The Administrator will have the authority to administer the Amended and Restated Plan, including the power to (i) designate participants under the Amended and Restated Plan, (ii) determine the types of awards granted to participants under the Amended and Restated Plan, the number of such awards, and the number of shares of common stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Amended and Restated Plan, including the vesting schedule and exercise price, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation, and application of the Amended and Restated Plan.

Eligibility

Persons eligible to participate in the Amended and Restated Plan include all employees (including officers of the Company) and consultants and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended) of the Company and its subsidiaries. As of January 1, 2021, approximately 10,000 persons were eligible to receive awards under the 2015 Plan, which number consists of the approximate total number of the Company's employees, including each of the five officers of the Company. As of January 1, 2021, the Company had no consultants eligible to receive awards under the 2015 Plan. Non-employee directors are not eligible to participate in the Amended and Restated Plan.

Awards under the Amended and Restated Plan are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended and Restated Plan. See "Existing Plan Benefits" below for a summary of equity awards granted under the 2015 Plan.

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Limitation on Awards and Shares Available

Subject to adjustment in the event of stock splits and other similar events, the aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the Amended and Restated Plan is the sum of (i) 14.75 million shares, and (ii) such additional number of shares (up to 22.3 million shares) as is equal to the sum of (x) the number of shares reserved for issuance under the Prior Plan that remained available for grant under the Prior Plan as of May 19, 2015, which was the date on which our stockholders originally approved the 2015 Plan, and (y) the number of shares subject to awards granted under the Prior Plan which expire, terminate, or are otherwise surrendered, cancelled, forfeited, or repurchased by the Company pursuant to a contractual repurchase right. Each share of common stock delivered in settlement of a Full Value Award will reduce the number of shares available for issuance by 1.5 shares.

Generally, if an award granted under the Amended and Restated Plan or under the Prior Plan terminates, expires, or lapses for any reason, the unused shares of common stock subject to the award will again be made available for issuance under the Amended and Restated Plan. Each share subject to a Full Value Award that is forfeited or expires for any reason or is settled for cash will increase the number of shares that can be issued under the Amended and Restated Plan by 1.5 shares. Otherwise, each share subject to an award that is forfeited or expires for any reason or is settled for cash will increase the number of shares that can be issued under the Amended and Restated Plan by one share. However, the following shares may not again be made available for issuance as awards under the Amended and Restated Plan: (i) shares used to pay the exercise price of an option (or other award), (ii) shares delivered to or withheld by us to pay the withholding taxes related to an award, (iii) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, or (iv) shares repurchased on the open market with the proceeds of an option exercise. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended and Restated Plan. Awards settleable only in cash will not be counted against the shares available for issuance under the Amended and Restated Plan. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction ("Substitute Awards") will not be counted against the shares available for issuance under the Amended and Restated Plan.

The maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year is 1.5 million (not including any Substitute Awards and subject to adjustment for certain equity restructurings and other corporate transactions). The maximum aggregate amount of cash that may be paid to any person during any one calendar year is $5 million. For purposes of the foregoing limits, the combination of an option in tandem with a SAR is treated as a single award, and the fungible share counting rules shall not apply and instead each share subject to any type of award shall be counted as one share.

Awards

The Amended and Restated Plan provides for the grant of nonqualified stock options, restricted stock awards, RSUs, performance awards, dividend equivalents, SARs, and other stock unit awards. Each award will be evidenced by a written award agreement with terms and conditions consistent with the Amended and Restated Plan. Except as otherwise provided by the Amended and Restated Plan, each award may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and the Administrator need not treat participants uniformly. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by one of the following methods, in the discretion of the Administrator: cash or check; delivery

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of a written or electronic notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; subject to certain requirements, tendering shares of common stock valued at their fair market value; and/or by payment of such other lawful consideration acceptable to the Administrator. Any tax withholding obligations may be satisfied in the Administrator's sole discretion by allowing a participant to elect to have the Company withhold shares otherwise issuable under an award that have a fair market value equal to the aggregate amount of such liabilities. Except as otherwise provided in the Amended and Restated Plan, the Administrator may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions or otherwise realizable in full or in part, as the case may be.

Nonqualified Stock Options. The exercise price of nonqualified stock options granted pursuant to the Amended and Restated Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Nonqualified stock options may be subject to vesting conditions established by the Administrator, including continued employment or achievement of performance criteria, and be exercised as determined by the Administrator, but in no event after the seven (7) year anniversary of the date of grant. No option granted under the Amended and Restated Plan may contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Restricted Stock. A restricted stock award granted pursuant to the Amended and Restated Plan is the grant of shares of common stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock have full voting rights with respect to such shares. Dividends paid on the shares prior to vesting will accrue and will only be paid to the participant if and when the shares of restricted stock vest.

Restricted Stock Units. RSUs granted pursuant to the Amended and Restated Plan may be subject to vesting conditions established by the Administrator including continued employment or achievement of performance criteria. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the common stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights and will not receive dividend payments prior to the time when vesting conditions are satisfied and the shares subject to the award are issued to the participant.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or common stock) of dividends paid on common stock. Dividend equivalents represent the value of the dividends per share of common stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of common stock by such formula and at such time subject to such limitations as may be determined by the Administrator. Dividend equivalents are credited as of dividend payment dates during the period after the award is granted and before the award vests and are paid to the participant only if and when the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Appreciation Rights. SARs entitle recipients to receive common stock determined in whole or in part by reference to the appreciation in the value of the common stock over the value of our common stock on the date of grant of the SAR. SARs must have a

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base price that is at least equal to the fair market value of the common stock on the grant date and may have a term of no greater than seven (7) years. SARs will be settled by the delivery of shares of common stock. SARs may be issued in tandem with options or as stand-alone rights.

Other Stock Unit Awards. Under the Amended and Restated Plan, the Board of Directors has the right to grant other awards of shares of our common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, our common stock or other property. Other stock unit awards have such terms and conditions as the Board of Directors may determine, including performance-based conditions. Other stock unit awards are available as a form of payment in settlement of other awards granted under the Amended and Restated Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock unit awards may be paid in common stock or cash, as determined by the Board of Directors.

Performance Awards. A restricted stock award, RSU award, other stock unit award, cash bonus award, stock bonus award, or any other award granted under the Amended and Restated Plan may be made subject to achievement of performance goals.

Performance goals applicable to a performance award may vary by participant, be different for different awards, or be particular to a participant or the subsidiary, division, business unit, department, branch, or other unit in which the participant works. The performance goals may be based on one or more of the following performance criteria, any of which may be measured with respect to an individual participant, the Company, or any one or more of the Company's subsidiaries, divisions, or business units, and in absolute or relative terms: revenues, net income (loss), operating income (loss), gross profit, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or depreciation and/or amortization, earnings (loss) per share, net cash flow, cash flow from operations, free cash flow, revenue growth, earnings growth, gross margins, operating margins, net margins, inventory management (including, but not limited to, reductions in inventory, inventory turns, and inventory levels), working capital (including a specific component thereof), return on sales, return on assets, return on stockholders' equity, return on investment or working capital, cash or cash equivalents position, achievement of balance sheet or income statement objectives or total stockholder return, stock price, improvement in financial ratings, completion of strategic acquisitions/dispositions, manufacturing efficiency, product quality, customer satisfaction, market share and/or product design wins, a specific cost or expense item, and implementation or completion of a specified key business project, or any other criteria established by the Administrator.

In addition, the Administrator may, in its sole discretion, provide that one or more adjustments be made to one or more of the performance goals, including the exclusion of one or more of the following: extraordinary and/or nonrecurring items, the cumulative effects of changes in accounting principles or applicable laws, gains or losses on the dispositions of discontinued operations, the write-down of any asset, charges for restructuring and rationalization programs, amortization of purchased intangibles associated with acquisitions, compensation expenses related to acquisitions, other acquisition-related charges (including, but not limited to, items attributable to the business operations of any entity acquired by the Company during the applicable performance period), impairment charges, gain or loss on minority equity investments, noncash income tax expenses, equity-based compensation expenses, items relating to financing activities; other nonoperating items; items related to the disposal of a business or segment of a business; items attributable to any stock dividend, stock split, combination, or exchange of shares occurring during the applicable performance period; or any other adjustments as determined by the Administrator.

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Performance awards can be paid in cash, common stock, or a combination of both. The Administrator may, in its discretion, adjust the cash or number of shares of common stock payable pursuant to any performance award, and the Administrator may, at any time, waive the achievement of the applicable performance goals, including in the case of the death or disability of the participant or in the event of a change in control of the Company.

Transferability of Awards

Except as the Administrator may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the participant, may only be exercisable by the participant.

Repricing

Unless approved by the Company's stockholders or permitted under the Amended and Restated Plan in connection with a change in capitalization, reorganization event, or change in control, the Company may not (i) amend any outstanding option or SAR granted under the Amended and Restated Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended and Restated Plan) and grant in substitution new awards covering the same or a different number of shares of common stock and having an exercise or purchase price per share lower than the then-current exercise price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price per share above the then-current fair market value of the common stock, or (iv) take any other action under the Amended and Restated Plan that constitutes a "repricing" within the meaning of the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of common stock are listed or traded).

Adjustments to Awards

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spinoff, or other similar change in capitalization (other than normal cash dividends), the Company will make equitable adjustments (or substituted awards may be made if applicable), to the extent determined by the Board of Directors, to the aggregate number and kind of shares that may be issued under the Amended and Restated Plan (including adjustments to award limits), the number and kind of shares subject to each outstanding award under the Amended and Restated Plan, the exercise price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards.

Effect of a Reorganization Event

The Amended and Restated Plan also contains provisions addressing the consequences of a Reorganization Event, which is defined as (i) any merger or consolidation as a result of which our common stock is converted into or exchanged for the right to receive cash, securities, or other property, or is cancelled, (ii) any exchange of all of our common stock for cash, securities, or other property pursuant to a share exchange transaction, or (iii) any dissolution or complete liquidation of the Company. In connection with a Reorganization Event, the Board of Directors will take one or more of the following actions as to outstanding awards (other than restricted stock): (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the award holder within a specified period following the date of such notice, (iii) provide that outstanding

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awards will become realizable or deliverable, or restrictions applicable to an award will lapse in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to an award holder equal to (A) the number of shares of common stock subject to the award multiplied by (B) the excess, if any, of the Acquisition Price over the exercise or purchase price of such award, less any applicable tax withholdings, in exchange for the termination of such awards, and/or (v) provide that, in connection with a dissolution or complete liquidation of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof).

In connection with a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding awards of restricted stock will inure to the benefit of the Company's successor and will apply to the cash, securities, or other property which shares of common stock were converted into or exchanged for in connection with the Reorganization Event in the same manner and to the same extent as they applied to the restricted stock. In connection with a liquidation or dissolution of the Company, except to the extent otherwise provided in the award agreement or other agreement between the participant and the Company, all restrictions and conditions on all awards of restricted stock then outstanding will automatically be deemed terminated or satisfied.

Effect of a Change in Control

At the time of a change in control, all outstanding equity awards granted under the Amended and Restated Plan will continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards will be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control (unless the Board of Directors determines that it would be impracticable to calculate performance pursuant to (ii), in which case the awards will be deemed earned at target). In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such awards immediately prior to the change in control, then such awards will accelerate in full as of the change in control. The Amended and Restated Plan also provides that a participant will be entitled to full accelerated vesting of all of his or her outstanding equity awards in the event that such participant's employment is (i) terminated by the Company without cause, or (ii) terminated by the participant for good reason, in either case within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control.

The terms "change in control," "cause," and "good reason" are each defined in the Amended and Restated Plan. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or

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continuing inattention to or neglect of duties. Good reason means, in summary: provided the participant timely gives notice of the event or condition to the Company and sufficient time for the Company to correct the event or condition, (i) a reduction of 5% or more in base salary; or (ii) a change in office location of more than fifty (50) miles. However, the Amended and Restated Plan provides that if the participant and the Company are party to an employment agreement, severance agreement, change in control agreement or other similar agreement that contains a definition of cause or good reason, the definitions in that agreement shall control.

Death or Permanent Disability

In the event of a participant's death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), the Amended and Restated Plan provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including all performance-based equity awards where the performance period has ended and the shares are earned but unissued). The Amended and Restated Plan also provides that for a performance-based equity award where the participant's death or permanent disability occurs prior to the end of the performance period, such award will be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the participant remained employed through the end of the performance period, and such earned shares will become vested and issuable to the participant after the performance period ends. In addition, all outstanding stock options will remain exercisable following the termination of employment for a period of twelve (12) months, in the case of death, and for a period of six (6) months, in the case of permanent disability (but not beyond the expiration of their respective maximum terms).

Substitute Options

In connection with a merger or consolidation of an entity with us or the acquisition by us of the property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations under the Amended and Restated Plan.

Amendment and Termination

The Board of Directors may at any time amend, suspend, or terminate the Amended and Restated Plan. Without approval of the Company's stockholders, no amendment may increase the number of shares authorized under the Amended and Restated Plan (except as provided under the Amended and Restated Plan in connection with changes in capitalization), materially increase the benefits provided under the Amended and Restated Plan, materially expand the class of participants eligible to participate in the Amended and Restated Plan, expand the types of awards provided under the Amended and Restated Plan, or make any other changes that require stockholder approval under the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of our common stock are listed or traded). In no event may any award be granted pursuant to the Amended and Restated Plan on or after November 10, 2030.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended and Restated Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended and Restated Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary

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from locality to locality and depending upon individual circumstances.

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the IRC is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the fair market value of the stock received. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock Unit Awards. The tax consequences associated with any other stock unit award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

Dividend Equivalents; Accrued Dividends. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents or at the time dividends are accrued on unvested restricted stock awards. When a dividend equivalent or accrued dividend is paid upon an award vesting, the participant will recognize compensation income.

Tax Consequences to the Company. There will not be any tax consequences to the Company as a result of the adoption of the Amended and Restated Plan or the grant of awards thereunder except that we will be entitled to a deduction when a participant recognizes compensation income, subject to the deduction limitations of Section 162(m) of the IRC.

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Plan Benefits

New Plan Benefits

Awards under the Amended and Restated Plan are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended and Restated Plan.

Existing Plan Benefits

Pursuant to SEC rules, the following table sets forth the number of shares subject to awards granted under the 2015 Plan from May 19, 2015 (when the 2015 Plan was initially approved by stockholders) through the date hereof. These share numbers do not take into account the effect of awards that have been cancelled or that have expired unexercised.

Name	Number of Shares Subject to Stock Options (#)	Number of Shares of Restricted Stock (#)	Number of Shares Subject to RSUs (#)	Number of Shares Subject to PSAs (#)(1)
Liam K. Griffin, President and Chief Executive Officer	168,845	5,460	197,172	369,422
Kris Sennesael, Senior Vice President and Chief Financial Officer	52,770	—	94,240	82,381
Carlos S. Bori, Senior Vice President, Sales and Marketing	17,521	1,201	62,044	75,516
Robert J. Terry, Senior Vice President, General Counsel and Secretary	14,942	1,000	49,083	62,021
Karilee A. Durham, Senior Vice President, Human Resources	—	—	46,108	30,788
All current executive officers as a group	254,078	7,661	448,647	620,128
All employees (excluding current executive officers) as a group	724,249	128,253	3,215,406	1,844,247

(1)
Represents shares (a) actually released under PSAs that have been earned and vested; (b) scheduled to be released under PSAs that have not yet vested but for which the performance condition has been satisfied; and (c) subject to PSAs that have not yet vested and for which the performance condition has not yet been satisfied, assuming the target level of performance.

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Equity Compensation Plan Information

As of October 2, 2020, the Company has the following equity compensation plans under which its equity securities were authorized for issuance to its employees and/or directors:

•
the 2002 Employee Stock Purchase Plan
•
the Non-Qualified Employee Stock Purchase Plan
•
the 2005 Long-Term Incentive Plan
•
the 2008 Director Long-Term Incentive Plan
•
the 2015 Long-Term Incentive Plan

Except for the Non-Qualified Employee Stock Purchase Plan (the "Non-Qualified ESPP"), each of the foregoing equity compensation plans was approved by the Company's stockholders. A description of the material features of the Non-Qualified ESPP is provided below under the heading "Non-Qualified Employee Stock Purchase Plan."

The following table presents information about these plans as of October 2, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	362,866	(1)	70.28	12,418,077	(2)
Equity compensation plans not approved by security holders	—		—	395,441	(3)
TOTAL	362,866		70.28	12,813,518

(1)
Excludes 1,777,198 unvested shares under restricted stock and RSU awards and 1,107,377 unvested shares under PSAs, which figure assumes achievement of performance goals under the FY20 PSAs at target levels.

(2)
Includes 1,426,186 shares available for future issuance under the 2002 Employee Stock Purchase Plan, 10,398,828 shares available for future issuance under the 2015 Long-Term Incentive Plan, and 593,063 shares available for future issuance under the 2008 Director Long-Term Incentive Plan. No further grants will be made under the 2005 Long-Term Incentive Plan.

(3)
Represents shares available under the Non-Qualified ESPP.

Non-Qualified Employee Stock Purchase Plan

The Company maintains the Non-Qualified ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company's common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified ESPP is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

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PROPOSAL 5:

STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING

In accordance with SEC rules, we have set forth below a stockholder proposal from Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has notified us that he is the beneficial owner of 100 shares of the Company's common stock and that he intends to present the following proposal at the Annual Meeting. The stockholder proposal will be voted upon at the Annual

Meeting if properly presented. The Company assumes no responsibility for the content or accuracy of the text of the stockholder's resolution or the statement and graphic the stockholder furnished to us in support thereof, which appear below exactly as submitted. The stockholder proposal includes some assertions the Company believes are incorrect.

Proposal 5 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won our 99% support at our 2020 annual meeting. This proposal topic also won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs and FirstEnergy. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner. Church & Dwight shareholders gave 99%-support to a 2020 proposal on this same topic.

The current supermajority vote requirement does not make sense. For instance with our 80% simple majority vote requirement in an election calling for an 80% shareholder approval in which 81% of shares cast ballots – then 2% of shares opposed to certain improvement proposal topics would prevail over the 79% of shares that vote in favor.

In anticipation of impressive shareholder support for this proposal topic an enlightened Governance Committee and an enlightened Board of Directors and could expedite adoption of this proposal topic by giving shareholders an opportunity to vote on a binding management version of this proposal at our 2021 annual meeting. Hence adoption could take place in 2021 instead of 2022.

Adopting simple majority vote can be one step to make the corporate governance of Skyworks Solutions more competitive and unlock shareholder value.

An additional governance best practice is just waiting to be adopted at Skyworks Solutions. For instance, a shareholder right to act by written consent. This is all the more important due to the near total extinction of in-person shareholder meetings which diminishes the current shareholder right to call a special meeting.

Please vote yes:

Simple Majority Vote – Proposal 5

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Statement by the Board of Directors on the Stockholder Proposal

At the Company's 2020 Annual Meeting, we presented four Company proposals that, if approved by the stockholders, would have removed all existing supermajority voting provisions from the Company's Restated Certificate of Incorporation, as amended, which we refer to as our Charter. Each of the proposals was supported by the Board of Directors, which believed them to be in the best interests of our stockholders, after taking into consideration emerging trends in corporate governance as well as the approval by our stockholders of a stockholder proposal presented at our 2019 Annual Meeting similar to the stockholder proposal above. However, despite the recommendation of the Board of Directors in favor of all four proposals, as well as the Company engaging in enhanced solicitation of stockholder votes for the Annual Meeting with the goal of increasing the number of shares represented at the 2020 Annual Meeting, none of the four proposals passed. This result was consistent with the result from the Company's 2016 Annual Meeting at which four nearly identical proposals failed to receive sufficient stockholder support.

Specifically, the four proposals that failed to pass at both the 2016 Annual Meeting and the 2020 Annual Meeting were for approval of amendments to the Charter to eliminate the supermajority voting provisions relating to the following:

•
Stockholder approval of a merger or consolidation, disposition of all or substantially all of our assets, or issuance of a substantial amount of our securities (requiring the affirmative vote of at least 80% of the shares of the Company's outstanding common stock);
•
Stockholder approval of a business combination with any related person (requiring the affirmative vote of at least 90% of the shares of the Company's outstanding common stock);
•
Stockholder amendment of Charter provisions governing directors (requiring the affirmative vote of at least 80% of the shares of the Company's outstanding common stock); and
•
Stockholder amendment of Charter provisions governing action by stockholders (requiring the affirmative vote of at least 80% of the shares of the Company's outstanding common stock).

We view the advisory vote on the stockholder proposal above as an opportunity for our stockholders to indicate whether there might be sufficient support to pass the four previously failed proposals should they be reintroduced in the future. The Board of Directors will again carefully consider the outcome of the vote on this proposal, together with additional investor input received in the course of the Company's regular stockholder engagement program, in reaching a decision regarding how to proceed.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth the beneficial ownership of the Company's common stock as of March 18, 2021, by the following individuals or entities: (i) each person or entity who beneficially owns five percent (5%) or more of the outstanding shares of the Company's common stock as of March 18, 2021; (ii) the Named Executive Officers (as defined above under "Information About Executive and Director Compensation"); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 18, 2021, there were 165,088,091 shares of the Company's common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 18, 2021, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)		Percent of Class
The Vanguard Group, Inc.	17,911,518	(3)	10.85%
BlackRock, Inc.	15,290,274	(4)	9.26%
David J. Aldrich	150,439	(5)	(*	)
Alan S. Batey	2,981		(*	)
Kevin L. Beebe	57,857		(*	)
Carlos S. Bori	48,131	(5)	(*	)
Karilee A. Durham	14,392		(*	)
Timothy R. Furey	20,758		(*	)
Liam K. Griffin	66,343	(5)	(*	)
Christine King	17,995		(*	)
David P. McGlade	39,932		(*	)
Robert A. Schriesheim	79,644		(*	)
Kris Sennesael	105,191		(*	)
Kimberly S. Stevenson	5,779		(*	)
Robert J. Terry	11,652	(5)	(*	)
All current directors and executive officers as a group (13 persons)	621,094	(5)	(*	)

*
Less than 1%

(1)
Unless otherwise set forth in the following notes, each person's address is the address of the Company's principal executive offices at Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

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(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 18, 2021 (the "Current Options"), as follows: Mr. Bori—15,938 shares under Current Options; Mr. Griffin—13,211 shares under Current Options; Mr. Sennesael—52,770 shares under Current Options; Mr. Terry—502 shares under Current Options; current directors and executive officers as a group (13 persons)—82,421 shares under Current Options. Also includes the number of shares of Company common stock to be issued upon the vesting of restricted stock units within sixty (60) days of March 18, 2021 (the "Vesting RSUs"), as follows: Mr. Aldrich—2,140 shares under Vesting RSUs; Mr. Batey—2,140 shares under Vesting RSUs; Mr. Beebe—2,140 shares under Vesting RSUs; Ms. Durham—4,426 shares under Vesting RSUs; Mr. Furey—2,140 shares under Vesting RSUs; Ms. King—2,140 shares under Vesting RSUs; Mr. McGlade—2,140 shares under Vesting RSUs; Mr. Schriesheim—2,140 shares under Vesting RSUs; Ms. Stevenson—2,140 shares under Vesting RSUs; current directors and executive officers as a group (14 persons)—21,546 shares under Vesting RSUs.

The table does not reflect the number of shares of Company common stock to be issued pursuant to unvested restricted stock units (the "Unvested RSUs") and earned, but unissued, performance share awards subject to time-based vesting only (the "Unvested PSAs") that are not scheduled to vest within sixty (60) days of March 18, 2021, as follows: Mr. Batey—1,680 shares under Unvested RSUs; Mr. Bori—32,556 shares under Unvested RSUs and 8,204 shares under Unvested PSAs; Ms. Durham—21,890 shares under Unvested RSUs and 5,468 shares under Unvested PSAs; Mr. Griffin—91,364 shares under Unvested RSUs and 81,036 shares under Unvested PSAs; Mr. Sennesael—36,719 shares under Unvested RSUs and 9,724 shares under Unvested PSAs; Ms. Stevenson—672 shares under Unvested RSUs; Mr. Terry—26,946 shares under Unvested RSUs and 7,900 shares under Unvested PSAs; current directors and executive officers as a group (13 persons)—211,827 shares under Unvested RSUs and 112,332 shares under Unvested PSAs.

(3)
Consists of shares beneficially owned by The Vanguard Group, Inc. ("Vanguard"), which has sole voting power with respect to zero shares, shared voting power with respect to 272,990 shares, sole dispositive power with respect to 17,183,878 shares and shared dispositive power with respect to 727,640 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 193,126 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 147,691 shares as a result of its serving as investment manager of Australian investment offerings. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G/A filed with the SEC on February 10, 2021. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Consists of shares beneficially owned by BlackRock, Inc. ("BlackRock"), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 13,187,489 shares and sole dispositive power with respect to 15,290,274 shares which are held by the following of its subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. With respect to the information relating to BlackRock and its affiliated entities, the Company has relied on information supplied by BlackRock on a Schedule 13G/A filed with the SEC on February 1, 2021. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Includes shares held in the Company's 401(k) Savings and Investment Plan as of March 18, 2021.

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OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual

Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

Solicitation Expenses

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile, or other electronic means by directors, officers, or employees of the Company, who will receive no additional compensation for any such services. We have retained D.F. King & Co. to assist in the solicitation of proxies, at a cost to the Company of approximately $12,500, plus reasonable out-of-pocket expenses.

Electronic Delivery of Proxy Materials

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address. Stockholders may elect to view all future annual reports, proxy statements, and notices on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

Annual Report on Form 10-K and Stockholder List

A copy of our 2020 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for fiscal year 2020, as filed with the SEC, via the Company's website at www.skyworksinc.com, or upon written request addressed to Investor Relations:

Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617

A list of stockholders of record as of March 18, 2021, will be available for inspection during ordinary business hours at our executive offices in Irvine, CA, from April 30, 2021, to May 12, 2021, as well as online during our Annual Meeting.

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Stockholder Proposals

Proposals to be considered for inclusion in the proxy materials for the Company's 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must meet the requirements of Rule 14a-8 and be delivered in writing to the General Counsel and Secretary of the Company at its executive offices at 5260 California Avenue, Irvine, CA 92617, no later than November 26, 2021. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company's 2022 Annual Meeting.

According to the applicable provisions of our By-laws, if a stockholder wishes to present a proposal at our 2022 Annual Meeting outside the processes of Rule 14a-8, with such proposal not to be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to the Secretary of the Company at the address noted above no earlier than the close of business on January 12, 2022, and no later than the close of business on February 11, 2022. In the event that the 2022 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2021 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2022 Annual Meeting and no later than the later of 90 days prior to the 2022 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2022 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have "discretionary" authority to vote on the stockholder's proposal. Even if a stockholder makes timely notification, the proxies may still exercise "discretionary" authority in accordance with the SEC's proxy rules.

Our Board of Directors encourages stockholders to attend the Annual Meeting online. Whether or not you plan to attend, you are urged to submit a proxy promptly in one of the following ways:

•
by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card;
•
by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or
•
by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose.

A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

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Appendix A:

UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Year Ended

Oct. 2, 2020

(In millions, except per share amounts)
GAAP operating income	891.8
Share-based compensation expense(a)	156.6
Acquisition-related expenses	1.3
Amortization of acquisition-related intangibles	36.5
Settlements, gains, losses, and impairments(b)	41.2
Restructuring and other charges	2.0

Non-GAAP operating income	$1,129.4

GAAP operating margin %	26.6%
Non-GAAP operating margin %	33.7%

Year Ended

Oct. 2, 2020
GAAP net income per share, diluted	$4.80
Share-based compensation expense(a)	0.92
Acquisition-related expenses	0.01
Amortization of acquisition-related intangibles	0.21
Settlements, gains, losses, and impairments(b)	0.26
Restructuring and other charges	0.01
Tax adjustments	(0.08)

Non-GAAP net income per share, diluted	$6.13

Year Ended

Oct. 2, 2020
GAAP net cash provided by operating activities	$1,204.5
Capital expenditures	389.4

Free cash flow (Non-GAAP)	815.1

(a)
For the fiscal year ended October 2, 2020, approximately $23.2 million, $68.7 million and $64.7 million were included in cost of goods sold, research and development expense, and selling, general, and administrative expense, respectively.

(b)
During the fiscal year ended October 2, 2020, the Company incurred $43.8 million in non-recurring charges consisting primarily of a $23.4 million production utilization charge due to the suspension of the Company's operations in Mexicali, Mexico, for approximately two weeks pursuant to an order by the government of the state of Baja California, Mexico, designed to mitigate the spread of COVID-19, as well as a $9.8 million impairment charge on its intangible assets.

Appendix A    |   Page 79

Discussion Regarding the Use of Non-GAAP Financial Measures

Our annual report and this proxy statement contain some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP operating income and operating margin, (ii) non-GAAP diluted earnings per share, and (iii) non-GAAP free cash flow. As set forth in the "Unaudited Reconciliations of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make forecasts.

We provide investors with non-GAAP operating income and operating margin and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP diluted earnings per share by excluding from GAAP diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items.

Free cash flow is a non-GAAP measure calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities. We believe free cash flow provides insight into our liquidity, our cash-generating capability, and the amount of cash potentially available to return

Page 80    |   Appendix A

to stockholders, as well as our general financial performance.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation—because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses—including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments—because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring-Related Charges—because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items—including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Appendix A    |   Page 81

EXHIBIT A

The Company's Amended and Restated 2015 Long-Term Incentive Plan,
As Proposed to be Approved

SKYWORKS SOLUTIONS, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

1.    Purpose

The purpose of this Amended and Restated 2015 Long-Term Incentive Plan (the "Plan") of Skyworks Solutions, Inc., is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders. The Plan amends and restates the 2015 Long-Term Incentive Plan, as amended, that was originally adopted by the Board on November 11, 2014, approved by the Company's stockholders on May 19, 2015, and amended by the Board on May 8, 2019.

2.    Certain Definitions

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

  (a)
  "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Section 3. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 3(d) or Section 3(e), or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

  (b)
  "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, an Other Stock Unit Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

  (c)
  "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award that are consistent with the Plan.

  (d)
  "Award Limit" shall mean, with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective per-Participant limit set forth in Section 4(e).

Exhibit A    |   Page A-1

  (e)
  "Board" shall mean the Board of Directors of the Company.

  (f)
  "Cause" shall have the meaning given in an employment agreement, severance agreement, change in control agreement, consulting agreement or other similar agreement, if any, between the Company and the Participant, or if there is no such agreement (or if such agreement does not define "Cause"), then except as otherwise provided by the Administrator in an Award Agreement with respect to an Award, "Cause" shall mean the determination by the Administrator or by the Company's appropriate management personnel that any of the following acts or events exists or has occurred with respect to a Participant:

  (i)
  the Participant's deliberate dishonesty that is significantly detrimental to the best interests of the Company;

  (ii)
  conduct by the Participant constituting an act of moral turpitude;

  (iii)
  the Participant's willful disloyalty to the Company or refusal or failure to obey the directions of the Board, the Company's Chief Executive Officer or President, or the Participant's direct supervisor; or

  (iv)
  the Participant's incompetent performance or substantial or continuing inattention to or neglect of duties assigned to the Participant.

  (g)
  "Change in Control" shall mean an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

  (i)
  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A) and (B) of subsection (iii) of this Section 2(g); or

  (ii)
  such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on the Effective Date or (B) who was nominated or elected subsequent to the Effective Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the

Page A-2    |   Exhibit A

      directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

    (iii)
    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

    (iv)
    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    For the avoidance of doubt, all references to the "Company" in this Section 2(g) shall mean Skyworks Solutions, Inc. Notwithstanding anything herein to the contrary, to the extent that any payment or benefit under the Plan constitutes nonqualified deferred compensation within the meaning of Section 409A, then, with respect to such payment or benefit, any event constituting a Change in Control above must also constitute a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

  (h)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (i)
  "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 3(a).

  (j)
  "Common Stock" shall mean the common stock of Skyworks Solutions, Inc., par value $0.25 per share.

  (k)
  "Company" shall mean Skyworks Solutions, Inc., a Delaware corporation. Except where the context otherwise requires, the term "Company" shall include any present or future Subsidiary or parent corporation (as "parent corporation" is defined in Section 424(e) of the Code and any regulations

Exhibit A    |   Page A-3

    promulgated thereunder) of the Company and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

  (l)
  "Consultant" shall mean any consultant or adviser that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

  (m)
  "Designated Beneficiary" shall mean the beneficiary designated, in a manner determined by the Company, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

  (n)
  "Disability" shall mean that the Participant is "permanently and totally disabled" within the meaning of Section 22(e)(3) of the Code. Notwithstanding anything herein to the contrary, to the extent that a payment or benefit under the Plan constitutes nonqualified deferred compensation within the meaning of Section 409A, then, with respect to such payment or benefit, the Participant must also be "disabled" within the meaning of Section 409A(a)(2)(C) of the Code.

  (o)
  "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, granted under Section 8(b).

  (p)
  "Effective Date" shall mean May 19, 2015.

  (q)
  "Eligible Individual" shall mean any person who is an Employee or a Consultant, as determined by the Administrator.

  (r)
  "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

  (s)
  "Equity Acceleration Date" shall mean, with respect to an Award held by a Participant:

  (i)
  the effective date of a Change in Control, in the event that the Participant experiences a Qualifying Termination that is within the period of time commencing three (3) months prior to the Change in Control and ending on the effective date of the Change in Control; or

  (ii)
  the effective date of the Participant's Termination of Service, in the event that the Participant experiences a Qualifying Termination that is within the period of time commencing on the effective date of a Change in Control and ending twelve (12) months following the Change in Control.

  (t)
  "Expiration Date" shall mean November 10, 2030.

  (u)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (v)
  "Fair Market Value" shall mean, as of any given date, the value of a share of Common Stock determined as follows:

  (i)
  If the Common Stock is listed on any established stock exchange, national market system or automated quotation system (such as Nasdaq), its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a

Page A-4    |   Exhibit A

      share of Common Stock on the last preceding date for which such quotation exists, as reported by Nasdaq or such other source as the Administrator deems reliable, such as The Wall Street Journal;

    (ii)
    If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

    (iii)
    If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

  (w)
  "Full Value Award" shall mean any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the Fair Market Value of the Common Stock as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

  (x)
  "Good Reason" shall have the meaning given in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, or if there is no such agreement (or if such agreement does not define "Good Reason"), then except as otherwise provided by the Administrator in an Award Agreement with respect to an Award, "Good Reason" shall mean either of the following actions, if taken without the express written consent of the Participant:

  (i)
  A reduction of 5% or more in the Participant's base salary in effect immediately prior to the Change in Control; or

  (ii)
  A change in the Participant's principal place of employment in effect immediately prior to the Change in Control to a location that is more than fifty (50) miles from such principal place of employment.

  A Participant's Termination of Service shall not be deemed to be for Good Reason unless, within sixty (60) days of the occurrence of the event constituting Good Reason, the Participant has provided the Company (or the acquiring entity) with (A) at least thirty (30) days' advance written notice of the Participant's decision to terminate his or her employment for Good Reason, and (B) a period of not less than thirty (30) days to cure the event or condition described in subsection (i) or (ii), and the Company (or the acquiring entity) has failed to so cure the event or has waived its right to cure the event, to the extent it is then subject to cure.

  (y)
  "Measurement Date" shall mean, with respect to a Performance Award, the last day of the applicable Performance Period over which Performance Goals are measured pursuant to the terms of the Performance Award.

  (z)
  "Nasdaq" shall mean the Nasdaq Global Select Market.

  (aa)
  "Option" shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Section 5. Any Option granted pursuant to the Plan is intended not to be an incentive stock option as described in Section 422 of the Code and shall be designated a "Nonqualified Stock Option."

Exhibit A    |   Page A-5

  (bb)
  "Other Stock Unit Award" shall mean an Award of shares of Common Stock, or other Award that is valued in whole or in part by reference to, or is otherwise based on, shares of Common Stock or other property, granted under Section 8.

  (cc)
  "Participant" shall mean a person who has been granted an Award under the Plan.

  (dd)
  "Performance Award" shall mean a Restricted Stock Award, an Other Stock Unit Award, a cash bonus award, a stock bonus award, or any other Award under the Plan that is made subject to the achievement of Performance Goals pursuant to Section 8 and is paid in cash, Common Stock or a combination of both.

  (ee)
  "Performance Criteria" shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

  (i)
  The Performance Criteria that shall be used to establish Performance Goals shall include one or more of the following: Revenues, net income (loss), operating income (loss), gross profit, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or depreciation and/or amortization, earnings (loss) per share, net cash flow, cash flow from operations, free cash flow, revenue growth, earnings growth, gross margins, operating margins, net margins, inventory management (including, but not limited to, reductions in inventory, inventory turns, and inventory levels), working capital (including a specific component thereof), return on sales, return on assets, return on stockholders' equity, return on investment or working capital, cash or cash equivalents position, achievement of balance sheet or income statement objectives or total stockholder return, stock price, improvement in financial ratings, completion of strategic acquisitions/dispositions, manufacturing efficiency, product quality, customer satisfaction, market share and/or product design wins, a specific cost or expense item, and implementation or completion of a specified key business project, or any other criteria established by the Administrator, any of which may be measured with respect to an individual Participant, the Company, or any one or more of the Company's Subsidiaries, divisions or business units, and in absolute or relative terms (including, but not limited to, (A) as compared to any incremental increase or decrease, (B) as compared to results of a peer group or other individuals or companies comparably, similarly or otherwise situated, or (C) as compared to a business plan, budget or forecast).

  (ii)
  The Administrator may, in its sole discretion, provide that one or more adjustments be made to one or more of the Performance Goals, including the exclusion of one or more of the following: (A) extraordinary and/or nonrecurring items, (B) the cumulative effects of changes in accounting principles or applicable laws, (C) gains or losses on the dispositions of discontinued operations, (D) the write-down of any asset, (E) charges for restructuring and rationalization programs, (F) amortization of purchased intangibles associated with acquisitions, (G) compensation expenses related to acquisitions, (H) other acquisition-related charges (including, but not limited to, items attributable to the business operations of any entity acquired by the Company during the Performance Period), (I) impairment charges, (J) gain or loss on minority equity investments, (K) noncash income tax expenses, (L) equity-based compensation expenses, (M) items relating to financing activities; (N) other nonoperating items; (O) items related to the disposal of a business or segment of a

Page A-6    |   Exhibit A

      business; (P) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (Q) any other adjustment as determined by the Administrator.

  (ff)
  "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria or other measures.

  (gg)
  "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

  (hh)
  "Plan" shall mean this Skyworks Solutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan, as it may be amended or restated from time to time.

  (ii)
  "Prior Plan" shall mean the Skyworks Solutions, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

  (jj)
  "Qualifying Termination" shall mean a Participant's Termination of Service by the Company without Cause or by the Participant for Good Reason, in either case within the period of time commencing three (3) months prior to and ending twelve (12) months following the Change in Control. For the avoidance of doubt, the term "Qualifying Termination" shall apply only to an Employee's Termination of Service. In the case of a Consultant, no Termination of Service shall be a "Qualifying Termination" unless the Administrator, in its sole discretion, provides otherwise.

  (kk)
  "Reorganization Event" shall mean:

  (i)
  any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

  (ii)
  any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

  (iii)
  any liquidation or dissolution of the Company.

  (ll)
  "Restricted Stock" shall mean Common Stock granted under Section 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

  (mm)
  "Restricted Stock Award" shall mean an Award for Restricted Stock or Restricted Stock Units.

  (nn)
  "Restricted Stock Units" shall mean the right to receive Common Stock granted under Section 7.

  (oo)
  "Section 409A" shall mean Section 409A of the Code or any successor provision thereto, and the regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

  (pp)
  "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted under Section 6.

Exhibit A    |   Page A-7

  (qq)
  "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

  (rr)
  "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

  (ss)
  "Termination of Service" shall mean,

  (i)
  As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary or service as a nonemployee director of the Company.

  (ii)
  As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (A) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (B) terminations that are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (C) at the sole discretion of the Administrator, terminations that result in a temporary severance of the employee-employer relationship.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spinoff).

3.    Administration and Delegation

  (a)
  Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more nonemployee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 under the Exchange Act or any successor rule and an "independent director" under the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later

Page A-8    |   Exhibit A

    determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Sections 3(d) and 3(e). In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

  (b)
  Duties and Powers of Administrator.    The Administrator shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Administrator shall be made in the Administrator's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Administrator shall be liable for any action or determination relating to or under the Plan made in good faith.

  (c)
  Award Eligibility.    The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted under the Plan and shall determine the nature and amount of the Award, consistent with the requirements of the Plan.

  (d)
  Delegation to Committees or Subcommittees.    To the extent permitted by applicable law, the Board or Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.

  (e)
  Delegation to Officers.    Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Administrator may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Administrator may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to the following individuals: (i) any "executive officer" of the Company (as defined by Rule 3b-7 under the Exchange Act), (ii) any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act), or (iii) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation under this Section 3(e) shall be subject to any other restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.

4.    Stock Available for Awards

  (a)
  Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for a number of shares of Common Stock that is equal to the sum of: (i) 14.75 million shares of Common Stock; and (ii) such additional number of shares of Common Stock (up to 22.3 million shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Prior Plan that remained available for grant under the Prior Plan as of the Effective Date, and (y) the number of shares of Common Stock subject to awards granted under the Prior Plan which awards expire, terminate or are

Exhibit A    |   Page A-9

    otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right after the Effective Date.

  (b)
  Counting of Shares.    Subject to adjustment under Section 10, an Option or Stock Appreciation Right shall be counted against the share limit specified in Section 4(a) as one share for each share of Common Stock subject to such Award, and a Full Value Award shall be counted against the share limit specified in Section 4(a) as one and one-half (1.5) shares for each share of Common Stock issued upon settlement of such Full Value Award.

  (c)
  Lapses.    If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. To the extent that a Full Value Award (which, for purposes of this Section 4(c) shall include any equivalent award granted under the Prior Plan) is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the shares of Common Stock available under the Plan shall be increased by one and one-half (1.5) shares of Common Stock subject to such Full Value Award that is forfeited, expired, or settled in cash. Notwithstanding the foregoing, shares delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant (i) to purchase shares of Common Stock upon the exercise of an Award or (ii) to satisfy tax withholding obligations with respect to any Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards. In the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market; provided, however, that shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Award shall not be counted against the number of shares of Common Stock available for issuance under the Plan. Awards settleable only in cash shall not be counted against the number of shares of Common Stock available for issuance under the Plan.

  (d)
  Substitute Awards.    To the extent permitted by applicable law, Substitute Awards shall not reduce the number of shares of Common Stock authorized for grant under the Plan or count against the Award Limit with respect to any Participant. Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.

  (e)
  Per-Participant Limit.    Without regard to the share-counting rules in Section 4(b) hereof, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan during any calendar year shall be 1,500,000 and the maximum aggregate amount of cash that may be paid during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. For purposes of the foregoing limits, the combination of an Option in tandem with an SAR shall be treated as a single Award. The fungible share counting rules in Section 4(b) shall not apply for

Page A-10    |   Exhibit A

    purposes of this Section 4(e) and instead, each share subject to any type of Award shall be counted as one share for purposes of this Section 4(e).

5.    Stock Options

  (a)
  General.    The Administrator may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

  (b)
  Exercise Price.    The Administrator shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value at the time the Option is granted.

  (c)
  Option Vesting.    The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option that is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided in the Plan or by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

  (d)
  Termination of Service.    Except as otherwise provided (i) in Sections 5(e), 11(d), 11(e), (ii) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (iii) by the Administrator in an Award Agreement, or (iv) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant's Termination of Service, shall remain exercisable for a period of time expiring on the earlier of (a) the three (3) month anniversary of the Participant's Termination of Service, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement; provided that such Options shall be exercisable only to the extent that the Participant was entitled to exercise such Options on the date of the Termination of Service. Notwithstanding the foregoing, if the Participant violates the non-solicitation, non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between such Participant and the Company, the right to exercise Options under this Section 5(d) shall terminate immediately upon written notice to the Participant from the Company describing such violation.

  (e)
  Termination of Service for Cause.    Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options that were exercisable by the Participant immediately prior to the Participant's Termination of Service for Cause, shall terminate immediately upon the effective date of such Termination of Service and shall not be exercisable. The

Exhibit A    |   Page A-11

    Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

  (f)
  Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 10): (i) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (iv) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded).

  (g)
  No Reload Rights.    No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

  (h)
  Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of seven (7) years. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option.

  (i)
  Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Administrator together with payment in full as specified in Section 12(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise as soon as practicable.

  (j)
  Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  (k)
  Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. An Option that is a Substitute Award may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Options contained in this Section 5 or in Section 3(c). Notwithstanding the foregoing provisions of this Section 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares of Common Stock subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that such price per share shall be determined in accordance with Section 409A (and, if applicable, with Section 424 of the Code and the regulations thereunder).

Page A-12    |   Exhibit A

6.    Stock Appreciation Rights

  (a)
  General.    A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. SARs may be based solely on appreciation in the Fair Market Value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Administrator in the SAR Award. SARs may not be granted with a term in excess of seven (7) years from the date of grant.

  (b)
  Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

  (i)
  Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Administrator in connection with a Reorganization Event and will be exercisable in accordance with the procedure required for exercise of the related Option); (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Administrator in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option.

  (ii)
  Independent SARs.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Administrator may specify in the SAR Award.

  (c)
  Exercise.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Administrator, together with any other documents required by the Administrator.

  (d)
  Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 10): (i) amend any outstanding SAR granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR, (ii) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled stock appreciation right, (iii) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, or (iv) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded).

Exhibit A    |   Page A-13

7.    Restricted Stock; Restricted Stock Units

  (a)
  General.    The Administrator may grant Awards of Restricted Stock to Eligible Individuals entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award. Instead of granting Awards of Restricted Stock, the Administrator may grant Awards of Restricted Stock Units to Eligible Individuals entitling recipients to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest subject to such terms and conditions on the delivery of the shares of Common Stock as the Administrator shall determine. The Administrator shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase, forfeiture, or vesting, and the issue price, if any.

  (b)
  Stock Certificates; Dividends.    Subject to Section 12(l), any stock certificates issued in respect of an award of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Administrator, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the Designated Beneficiary. Unless otherwise provided in the applicable Award Agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to unvested shares of Restricted Stock shall be subject to accrual as provided in Section 12(h).

8.    Performance Awards, Dividend Equivalents, and Other Stock Unit Awards

  (a)
  Performance Awards.    The Administrator may grant Performance Awards under the Plan to any Eligible Individual. The value of Performance Awards shall be subject to the achievement of Performance Goals over a specified Performance Period. The Performance Goals applicable to a Performance Award may (i) vary by Participant, (ii) be different for different Awards, or (iii) be particular to a Participant or the Subsidiary, division, business unit, department, branch, or other unit in which the Participant works. The Administrator, in its discretion, may adjust the cash or number of shares of Common Stock payable pursuant to any Performance Award, and the Administrator may, at any time, waive the achievement of the applicable Performance Goals, including in the case of the death or Disability of the Participant or a Change in Control of the Company.

  (b)
  Dividend Equivalents.    The Administrator may grant Dividend Equivalents under the Plan to any Eligible Individual based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents shall be subject to accrual as provided in Section 12(h).

Page A-14    |   Exhibit A

  (c)
  Other Stock Unit Awards.    The Administrator may grant Other Stock Unit Awards under the Plan to any Eligible Individual. Such Other Stock Unit Awards shall be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto and any conditions applicable thereto, including without limitation, performance-based conditions.

9.    Effect of a Change in Control

  (a)
  Qualifying Termination Prior to Change in Control.    Notwithstanding anything in this Plan to the contrary, in the event that a Participant experiences a Qualifying Termination that is within the period of time commencing three (3) months prior to the Change in Control and ending on the effective date of the Change in Control, then on the date of the Termination of Service, each outstanding and unvested Award held by such Participant as of the day prior to the date of the Participant's Termination of Service shall

  (i)
  remain outstanding for the period of three (3) months following the Participant's Termination of Service with any vesting of such Award being suspended until it is determined whether there is a Change in Control during the three (3) month period following the Participant's Termination of Service;

  (ii)
  if a Change in Control occurs within the three (3) month period following the Participant's Termination of Service, be treated as if the Participant had remained employed by the Company through the effective date of the Change in Control and notwithstanding any vesting schedule, forfeiture provisions, or anything else to the contrary in the respective Award Agreement governing such Award, subject to the same terms and conditions as in effect immediately prior to the Participant's Termination of Service and subject to any applicable provisions of this Section 9; and

  (iii)
  if no Change in Control occurs within the three (3) month period following the Participant's Termination of Service, terminate and be of no further force or effect except as otherwise provided by the Administrator or in a written agreement between the Company and the Participant.

  (b)
  Treatment of Awards upon a Change in Control.    In the event of a Change in Control (without regard to whether such event also constitutes a Reorganization Event), the following provisions shall apply to all then-outstanding Awards (including any Awards that remain outstanding as of the Change in Control pursuant to Section 9(a)):

  (i)
  Performance Awards.    If the Change in Control occurs prior to the Measurement Date for a Performance Award that vests based upon the achievement of Performance Goals and upon a Participant providing continued service to the Company, then upon the effective date of the Change in Control such Award shall be earned as to the greater of (A) the "Target" level of shares for such Award, or (B) the number of shares that would have been earned pursuant to the terms of such Award based upon performance up through and including the day prior to the date of the Change in Control; provided, however, that if the Administrator determines in its sole discretion that it is impracticable to calculate the number of shares that would have been earned under clause (B) above with respect to one or more of the applicable Performance Goals of the Award, then such Award shall

Exhibit A    |   Page A-15

      be earned as to the "Target" level of shares covered by such Performance Goal(s). For the avoidance of doubt, any deemed satisfaction of Performance Goals as described in this Section 9(b)(i) shall occur prior to the assumption, substitution, or accelerated vesting of such Award as provided in this Section 9(b) or in Section 9(c).

    (ii)
    Awards Not Assumed.    In the event that the successor or surviving company in the Change in Control does not agree to assume, or substitute for, an outstanding Award (or in the event that the Company is the ultimate parent corporation in the Change in Control and does not agree to continue the Award) on substantially similar terms with substantially equivalent economic benefits (which benefits shall include, for the avoidance of doubt, the liquidity of the securities underlying the assumed or substituted award following the Change in Control) as exist for such Award immediately prior to the Change in Control, as determined in the sole discretion of the Administrator, then such Award shall, immediately prior to the Change in Control, automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award, after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i). If an Award becomes exercisable pursuant to this Section 9(b)(ii), the Administrator shall notify the Participant that the Award shall be fully exercisable beginning prior to the Change in Control contingent on the occurrence of the Change in Control, and the Award shall terminate on the Change in Control.

    (iii)
    Awards Assumed.    In the event that the successor or surviving company in the Change in Control agrees to assume, or substitute for, an outstanding Award (or in the event that the Company is the ultimate parent corporation in the Change in Control and agrees to continue the Award) on substantially similar terms with substantially equivalent economic benefits (which benefits shall include, for the avoidance of doubt, the liquidity of the securities underlying the assumed or substituted award following the Change in Control) as exist for such Award immediately prior to the Change in Control (but after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i)), as determined in the sole discretion of the Administrator, then for the avoidance of doubt, such Award shall, following the Change in Control, continue to be subject to the same time-based vesting schedule to which the Award was subject immediately prior to the Change in Control.

  (c)
  Treatment of Awards upon a Qualifying Termination.    Subject to the provisions of Section 13(f), in the event that a Participant experiences a Qualifying Termination, each outstanding and unvested Award under the Plan held by the Participant on the Equity Acceleration Date that, pursuant to its terms and after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i) and any deemed continued employment through the effective date of the Change in Control as described in Section 9(a), vests solely based upon providing continued service to the Company (or, if applicable, a successor corporation to the Company), including, without limitation, Options, SARs, Restricted Stock Awards, and Performance Awards that are earned but unissued, shall on the Equity Acceleration Date automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award. For the avoidance of doubt, the reference in this Section 9(c) to "Performance Awards that are earned but unissued" shall include any Awards (i) for which the Measurement Date occurs on or prior to the effective date of the Change in Control, and (ii) for

Page A-16    |   Exhibit A

    which the Change in Control occurs prior to the Measurement Date and which are upon the Change in Control converted into, or substituted by, Awards vesting solely based upon providing continued service to the Company or its successor, pursuant to Section 9(b) above.

  (d)
  Share Issuance.    Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 9(b)(ii) or Section 9(c) shall be issued to the applicable Participant on, or as soon as practicable (but not more than sixty (60) days) after, the Equity Acceleration Date (or such later date as may be required by Section 13(f)).

10.  Effect of Changes in Common Stock and Reorganization Events

  (a)
  Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spinoff or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the Award Limit set forth in Section 4(e), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share- and per-share provisions of each outstanding Restricted Stock Unit Award and each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

  (b)
  Consequences of a Reorganization Event on Awards Other than Restricted Stock.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

  For purposes of subsection (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event

Exhibit A    |   Page A-17

    by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

    To the extent all or any portion of an Option becomes exercisable solely as a result of subsection (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to subsection (ii) above.

  (c)
  Consequences of a Reorganization Event on Awards of Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award of Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.  Termination of Service Due to Death or Disability

  (a)
  Acceleration of Awards.    In the event that a Participant experiences a Termination of Service due to death or Disability, on the date of such Termination of Service each outstanding and unvested Award under the Plan held by the Participant that, pursuant to its terms, vests solely based upon providing continued service to the Company, including, without limitation, Options, SARs, Restricted Stock Awards, and Performance Awards that are earned but unissued, shall automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award.

  (b)
  Performance Awards.    In the event that a Participant holds a Performance Award that vests based upon the achievement of Performance Goals and upon providing continued service to the Company and the Participant's Termination of Service due to death or Disability occurs prior to the Measurement Date for such Award, then such Award shall, as of the Measurement Date, (i) be earned as to the greater of (A) the "Target" level of shares for such Award, or (B) the number of shares that would have been earned pursuant to the terms of such Award had the Participant remained employed through the Measurement Date, and (ii) automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, as of the Measurement Date, with respect to

Page A-18    |   Exhibit A

    one-hundred percent (100%) of that number of then-unvested shares underlying such equity Award that are earned pursuant to subsection (i) above.

  (c)
  Share Issuance.    Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 11(a) shall be issued to the Participant (or to the Participant's estate, if applicable) on, or as soon as practicable (but not more than sixty (60) days) after, the date of the Participant's Termination of Service (or such later date as may be required by Section 13(f)). Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 11(b) shall be issued to the Participant (or to the Participant's estate, if applicable) on, or as soon as practicable (but not more than sixty (60) days) after, the Measurement Date.

  (d)
  Exercise Period of Options Upon Death.    Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant's Termination of Service due to death (including any Options that become vested and exercisable pursuant to Section 11(a)) shall remain exercisable for a period of time expiring on the earlier of (a) the one (1) year anniversary of the Participant's Termination of Service due to death, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement.

  (e)
  Exercise Period of Options Upon Disability.    Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant's Termination of Service due to Disability (including any Options that become vested and exercisable pursuant to Section 11(a)) shall remain exercisable for a period of time expiring on the earlier of (a) the six (6) month anniversary of the Participant's Termination of Service due to Disability, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement.

12.  General Provisions Applicable to Awards

  (a)
  Transferability of Awards.    Except as the Administrator may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b)
  Award Agreement.    Each Award shall be evidenced by an Award Agreement (which may be electronic).

  (c)
  Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act or any successor rule) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the

Exhibit A    |   Page A-19

    Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

  (d)
  Administrator Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

  (e)
  Termination of Service.    Subject to the provisions of Sections 9 and 11, the Administrator in its sole discretion shall determine the effect on an Award of the Disability, death, or other Termination of Service or change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

  (f)
  Withholding.    The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including applicable income and payroll taxes) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, except that, to the extent that the Company is able to withhold or receive surrendered shares of Common Stock having a Fair Market Value that exceeds the applicable minimum statutory withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a minimum statutory withholding tax, the Company may withhold or allow the surrender of such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the applicable maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

  (g)
  Payment.    The Administrator shall determine the methods by which payments shall be made by any Participant with respect to any Awards granted under the Plan, including, without limitation:

  (i)
  in cash or by check, payable to the order of the Company;

  (ii)
  except as the Administrator may otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and/or any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and/or any required tax withholding, provided, in either case, that delivery of such required payments is then made to the Company upon settlement of such sale;

Page A-20    |   Exhibit A

    (iii)
    when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Administrator in its discretion and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

    (iv)
    to the extent permitted by applicable law and by the Administrator, by payment of such other lawful consideration as the Administrator may determine; or

    (v)
    by any combination of the above-permitted forms of payment.

  (h)
  Accrued Dividends.    Unless otherwise provided in the applicable Award Agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock or Dividend Equivalents granted with respect to Restricted Stock Units or other Awards (either, "Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares or, in the case of a Restricted Stock Unit or other Award, the Award vests and the shares are delivered to the Participant. In addition, Accrued Dividends with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall be paid out to the Participant only to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the Restricted Stock Award. No interest will be paid on Accrued Dividends.

  (i)
  Fractional Shares.    No fractional shares of Common Stock shall be issued pursuant to Awards granted under the Plan, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

  (j)
  Amendment of Award.    Except as provided in Sections 5 and 6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant's consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (k)
  Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration and all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

Exhibit A    |   Page A-21

  (l)
  Book Entry.    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

  (m)
  Acceleration.    Except as otherwise provided in the Plan, the Administrator may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

13.  Miscellaneous

  (a)
  No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b)
  No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (c)
  Term of Plan.    No Awards shall be granted under the Plan on or after the Expiration Date. Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

  (d)
  Amendment of Plan.    The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, without approval of the Company's stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 10), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded). No amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the applicable Award Agreement itself otherwise expressly so provides. No Awards may be granted or awarded under the Plan during any period of suspension or after termination of the Plan.

  (e)
  Provisions for Foreign Participants.    The Administrator may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or

Page A-22    |   Exhibit A

    procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  (f)
  Compliance with Section 409A.    If and to the extent (A) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her Termination of Service constitutes "nonqualified deferred compensation" within the meaning of Section 409A, and (B) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A) (the "New Payment Date"), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

  (g)
  Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.

Exhibit A    |   Page A-23

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.skyworksinc.com/annualreport. D36555-P49639-Z79136 SKYWORKS SOLUTIONS, INC. Annual Meeting of Stockholders May 12, 2021, 11:00 a.m. PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Liam K. Griffin and Robert J. Terry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SKYWORKS SOLUTIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., PDT on May 12, 2021, held virtually at www.virtualshareholdermeeting.com/SWKS2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SKYWORKS SOLUTIONS, INC. ATTN: CORPORATE SECRETARY 5260 CALFORNIA AVENUE IRVINE, CA 92617-3073 During The Meeting - Go to www.virtualshareholdermeeting.com/SWKS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36554-P49639-Z79136 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SKYWORKS SOLUTIONS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 THROUGH 4. THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING HOW STOCKHOLDERS SHOULD VOTE ON PROPOSAL 5. 1. To elect the following eight individuals nominated to serve as directors of the Company with terms expiring at the next Annual Meeting of Stockholders. Nominees: For Against Abstain For Against Abstain 2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2021. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement. To approve the Company’s Amended and Restated 2015 Long-Term Incentive Plan. To approve a stockholder proposal regarding supermajority voting provisions. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Alan S. Batey 3. 1b. Kevin L. Beebe 1c. Timothy R. Furey 4. 5. 1d. Liam K. Griffin 1e. Christine King 1f. David P. McGlade 1g. Robert A. Schriesheim 1h. Kimberly S. Stevenson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date